AMENDED AND RESTATED UNDERWRITING AGREEMENT

March 13, 2018

Auryn Resources Inc.
600-1199 West Hastings Street
Vancouver, British Columbia
V6E 3T5

Attention:        Shawn Wallace, President and Chief Executive Officer

Dear Sirs/Mesdames:

            Cantor Fitzgerald Canada Corporation (“CFCC”), as bookrunner and lead underwriter, together with PI Financial Corp., Canaccord Genuity Corp., Echelon Wealth Partners Inc., Haywood Securities Inc. and Roth Capital Partners, LLC (together with CFCC, the “Underwriters” and each individually an “Underwriter”) hereby severally, and not jointly nor jointly and severally, offer to purchase from Auryn Resources Inc. (the “Company”) in the respective percentages set forth in Section 22 hereof, and the Company hereby agrees to issue and sell to the Underwriters, upon and subject to the terms hereof, an aggregate of 5,230,770 common shares of the Company (the “Firm Shares”) on an underwritten basis at a price of US$1.30 per Firm Share (the “Offering Price”) for an aggregate purchase price of US$6,800,001. This Agreement amends, restates and supersedes in its entirety the underwriting agreement dated as of March 13, 2018 among CCFC and the Company.

             Upon and subject to the terms and conditions contained herein, the Company hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase severally, and not jointly nor jointly and severally, in the respective percentages set forth in Section 22 hereof, up to an additional 784,615 common shares of the Company (the “Additional Shares”) at a price of US$1.30 per Additional Share for the purposes of covering over-allotments and for market stabilization purposes. The Over-Allotment Option may be exercised in accordance with Section 16 hereof. The Firm Shares and the Additional Shares are collectively referred to herein as the “Offered Shares”.

            The Underwriters understand that concurrently with the closing of the Offering, on the Closing Date, the Company will issue and sell up to 1,189,903 flow-through common shares of the Company (the “Flow-Through Shares”) at a price of US$1.82 per Flow-Through Share on a private placement basis (the “FT Share Private Placement”), pursuant to the terms of one or more subscription agreements in form and substance satisfactory to the Company and the Underwriters, acting reasonably. The FT Share Private Placement will be offered and sold to certain private investors who have committed to resell the Flow-Through Shares to Goldcorp Inc. (“Goldcorp”). The Flow-Through Shares may not be sold to any other investors without the prior written consent of the Company, which consent may be unreasonably withheld. The maximum number of Flow-Through Shares that may be sold will be determined by reference to the right of Goldcorp under the Investor Rights and Obligations Agreement dated January 2017 between Goldcorp and the Company (the “Goldcorp IROA”) in order to enable Goldcorp to maintain its 12.5% ownership interest in the Company. The initial number of Flow-Through Shares eligible for purchase will be an amount up to 1,091,826 Flow-Through Shares. To the extent that the Over-Allotment Option is exercised, the number of Flow-Through Shares available to be purchased will be correspondingly increased. If the Over-Allotment Option is exercised in full, the maximum number of Flow-Through Shares that may be purchased will be an amount up to 1,189,903 Flow-Through Shares. The Underwriters will act as agent of the Company with respect to the sale of the Flow-Through Shares in the FT Share Private Placement.

            The Flow-Through Shares, inclusive of any Flow-Through Shares that may be eligible for purchase as a result of the exercise of the Over-Allotment Option, are collectively referred to herein as the “Offered FT Shares”. For certainty, neither the Canadian Offering Documents nor U.S. Offering Documents will qualify the distribution of the Offered FT Shares.

            The Company has filed under and as required by Canadian Securities Laws (as hereinafter defined) a preliminary short form prospectus with each of the Canadian Securities Commissions (as hereinafter defined) relating to the distribution of the Offered Shares (such short form prospectus, including the Documents Incorporated by Reference (as hereinafter defined), the “Initial Canadian Preliminary Prospectus”) and has obtained a Dual Prospectus Receipt (as hereinafter defined) therefor. In addition, the Company has filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form F-10 (File No. 333-223615) registering the distribution of the Offered Shares under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and the rules and regulations of the SEC thereunder, including the Initial Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Initial Registration Statement”).

            The Company shall, not later than 2:00 p.m. (Vancouver time) on March 13, 2018 and on a basis acceptable to the Underwriters, acting reasonably, prepare and file under and as required by Canadian Securities Laws with each of the Canadian Securities Commissions an amended and restated Initial Canadian Preliminary Prospectus (such short form prospectus, including the Documents Incorporated by Reference, the “Amended and Restated Canadian Preliminary Prospectus”) and all other required documents and obtain a Dual Prospectus Receipt therefor no later than 12:00 p.m. (Vancouver time) on March 14, 2018. The Company shall also, immediately after the filing of the Amended and Restated Canadian Preliminary Prospectus and on a basis acceptable to the Underwriters, acting reasonably, prepare and file with the SEC a pre-effective amendment to the Initial Registration Statement, including the Amended and Restated Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such amended registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Amendment No. 1 to the Registration Statement”).

            The Company shall prepare and file forthwith after clearance for the Offering has been obtained from the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any comments with respect to the Amended and Restated Canadian Preliminary Prospectus have been received from, and have been resolved with, the Commission (as hereinafter defined), and on a basis acceptable to the Underwriters, acting reasonably, and on the terms set out below, under and as required by Canadian Securities Laws with each of the Canadian Securities Commissions a (final) short form prospectus (such short form prospectus, including the Documents Incorporated by Reference, the “Canadian Final Prospectus”) and all other required documents, including any document incorporated by reference therein that has not previously been filed, in order to qualify for distribution to the public the Offered Shares in the provinces of British Columbia, Alberta and Ontario (the “Qualifying Jurisdictions”) through the Underwriters or any other investment dealer or broker registered to transact such business in the applicable Qualifying Jurisdictions contracting with the Underwriters and obtain a Dual Prospectus Receipt therefor no later than March 20, 2018. The Company shall also, immediately after the filing of the Canadian Final Prospectus and on a basis acceptable to the Underwriters, acting reasonably, file with the SEC a pre-effective amendment to the Initial Registration Statement, including the Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such amended registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Amendment No. 2 to the Registration Statement”) and cause the Amendment No. 2 to the Registration Statement to become effective under the U.S. Securities Act unless it becomes effective automatically upon filing (the Initial Registration Statement, as amended at the time it becomes effective, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Registration Statement”).

            The Company has also prepared and filed with the SEC an appointment of agent for service of process upon the Company on Form F-X (the “Form F-X”) in conjunction with the filing of the Initial Registration Statement.

            The Company and the Underwriters agree that: (i) any offers or sales of the Offered Shares in Canada will be conducted through the Underwriters, or one or more affiliates of the Underwriters, duly registered in compliance with applicable Canadian Securities Laws; and (ii) any offers or sales of the Offered Shares in the United States will be conducted through the Underwriters, or one or more affiliates of the Underwriters, duly registered as a broker-dealer in compliance with applicable U.S. Securities Laws (as hereinafter defined) and the requirements of FINRA.

            In consideration of the agreement on the part of the Underwriters to purchase the Offered Shares and in consideration of the services rendered and to be rendered by the Underwriters hereunder, the Company agrees to pay to CFCC on behalf of the Underwriters, at the Closing Time (as hereinafter defined), and at the Option Closing Time (as hereinafter defined), if any, a cash fee (the “Underwriting Fee”) equal to 6.0% of the aggregate gross proceeds of the Offering and the FT Share Private Placement (including any gross proceeds raised from the sale of any additional Offered FT Shares that may be eligible for purchase as a result of the exercise of the Over-Allotment Option).

            Although the offer to purchase the Offered Shares is being made by the Underwriters, the Underwriters will endeavor to arrange for substituted purchasers for such Offered Shares in the applicable jurisdictions with the effect that such substituted purchasers will be the initial purchasers of such Offered Shares. This Agreement shall be subject to the following terms and conditions:

TERMS AND CONDITIONS

Section 1          Interpretation

(1)        Definitions

            Where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:

“Additional Shares” has the meaning given to it in the second paragraph of this Agreement;

“affiliate” has the meaning given to it in the Business Corporations Act (British Columbia);

“Agreement” means the amended and restated agreement resulting from the acceptance by the Company of the offer made by the Underwriters by this letter;

“Amended and Restated Canadian Preliminary Prospectus” has the meaning given to it in the sixth paragraph of this Agreement;

“Amendment No. 1 to the Registration Statement” has the meaning given to it in the sixth paragraph of this Agreement;

“Amendment No. 2 to the Registration Statement” has the meaning given to it in the seventh paragraph of this Agreement;

“Applicable Laws” means, in relation to any person or persons, the Applicable Securities Laws and all other statutes, regulations, rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or licence, or any judgment, order, decision, ruling, award, policy or guidance document, of any Governmental Authority that are applicable to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority, having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

“Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

“Business Day” means any day, other than a Saturday or Sunday, on which banks are open for business in Vancouver, British Columbia, Toronto, Ontario and New York, New York;

“Canadian Final Prospectus” has the meaning given to it in the seventh paragraph of this Agreement;

“Canadian Offering Documents” means each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus, any Canadian Prospectus Amendment, including the Documents Incorporated by Reference and any Marketing Documents;

“Canadian Preliminary Prospectus” means the Initial Canadian Preliminary Prospectus, including the Documents Incorporated by Reference and, subsequent to the filing of the Amended and Restated Canadian Preliminary Prospectus, references to the “Canadian Preliminary Prospectus” shall mean the Initial Canadian Preliminary Prospectus, as amended by the Amended and Restated Canadian Preliminary Prospectus, including the Documents Incorporated by Reference;

“Canadian Prospectus Amendment” means any amendment to the Canadian Preliminary Prospectus or the Canadian Final Prospectus, including the Documents Incorporated by Reference;

“Canadian Securities Commissions” means the securities regulatory authorities in each of the Qualifying Jurisdictions;

“Canadian Securities Laws” means all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the securities regulatory authorities in the Qualifying Jurisdictions;

“CDS” means the CDS Clearing and Depository Services Inc.;

“CEE” means “Canadian exploration expense” as described in paragraph (f) of the definition thereof in subsection 66.1(6) of the Tax Act (as hereinafter defined) or that would be described in paragraph (h) of that definition if the reference therein to “paragraph (a) to (d) and (f) to (g.4)” were a reference to “paragraph (f)”, excluding (i) the amount of any assistance described in paragraph 66(12.6)(a) of the Tax Act, (ii) any “Canadian exploration and development overhead expense” for the purposes of paragraph 66(12.6)(b), (iii) the cost of acquiring or obtaining the use of seismic data described in paragraph 66(12.6)(b. 1) of the Tax Act, or (iv) any expense for prepaid services or rent that does not qualify as outlays or expenses for the period as described in the definition of the term “expense” in paragraph 66(15) of the Tax Act;

“CF US” has the meaning given to it in Section 7;

“CFCC” means Cantor Fitzgerald Corporation Canada;

“Closing Date” has the meaning given to it in Section 14;

“Closing Time” has the meaning given to it in Section 14;

“Code” has the meaning given to it in Section 7(50);

“Commission” means the British Columbia Securities Commission;

“Common Shares” means the common shares in the capital of the Company;

“Company” means Auryn Resources Inc.;

“Corporate Records” has the meaning given to it in Section 7(23);

“Defaulting Underwriter” has the meaning given to it in Section 22(2);

“Disclosure Record” means the Company’s prospectuses, registration statements, annual reports, annual and interim financial statements, annual information forms, business acquisition reports, management discussion and analysis of financial condition and results of operations, information circulars, material change reports, press releases and all other information or documents required to be filed or furnished by the Company under Applicable Securities Laws which have been publicly filed or otherwise publicly disseminated by the Company;

“Distribution” means “distribution” or “distribution to the public” as those terms are defined in the Applicable Securities Laws;

“Documents Incorporated by Reference” means all interim and annual financial statements, management’s discussion and analysis, business acquisition reports, management information circulars, annual information forms, material change reports, Marketing Documents and other documents that are or are required by Applicable Securities Laws to be incorporated by reference into the Offering Documents, as applicable;

“Dual Prospectus Receipt” means the receipt issued by the Commission, which is deemed to also be a receipt of the other Canadian Securities Commissions and evidence of the receipt of the Ontario Securities Commission pursuant to Multilateral Instrument 11-102 — Passport System and National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions, for the Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, as the case may be;

“Effective Time” means the time the Registration Statement is declared or becomes effective;

“Eligible Issuer” means an issuer which meets the criteria and has complied with the requirements of NI 44-101 so as to be qualified to offer securities by way of a short form prospectus;

“Environmental Laws” has the meaning given in Section 7(54)(a);

“Environmental Permits” has the meaning given in Section 7(54)(b);

“Exchanges” means, collectively, the TSX and NYSE American;

“Expenditure Period” means the period commencing on the Closing Date and ending on the earlier of: (i) the date on which the Flow-Through Proceeds have been fully expended in accordance with the terms hereof; and (ii) December 31, 2019.

“Evaluation Date” has the meaning given to it in Section 7(25).

“Financial Statements” has the meaning given to it in Section 7(19);

“Firm Shares” has the meaning given to it in the first paragraph of this Agreement;

“Flow-Through Mining Expenditure” means an expense which qualifies, once renounced by the Company pursuant to the Tax Act, as a “flow-through mining expenditure” as defined in subsection 127(9) of the Tax Act in respect of a Purchaser;

“Flow-Through Proceeds” means the gross proceeds from the Flow-Through Shares, converted into Canadian dollars based on the “relevant spot rate” (as defined in the Tax Act) on the date(s) of issuance of the Flow-Through Shares, as applicable;

“Flow-Through Shares” has the meaning given to it in the third paragraph of this Agreement;

“Form F-X” has the meaning given to it in the seventh paragraph of this Agreement;

“FT Share Private Placement” has the meaning given to it in the third paragraph of this Agreement;

“Goldcorp IROA” has the meaning given to it in the third paragraph of this Agreement;

“Governmental Authority” means and includes, without limitation, any national, federal, provincial, state or municipal government or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

“Hazardous Substances” has the meaning given to it in Section 7(54)(a);

“IFRS” has the meaning given to it in Section 7(19);

“Indemnified Party” has the meaning given to it in Section 9(1);

“Indemnifying Party” has the meaning given to it in Section 9(1);

“Initial Canadian Preliminary Prospectus” has the meaning given to it in the fifth paragraph of this Agreement;

“Initial Registration Statement” has the meaning given to it in the fifth paragraph of this Agreement;

“Intellectual Property” has the meaning given to in Section 7(37);

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433 under the U.S. Securities Act relating to the Offered Shares that (i) is required to be filed with the SEC by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the U.S. Securities Act whether or not required to be filed with the SEC or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the U.S. Securities Act because it contains a description of the Offered Shares or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the U.S. Securities Act;

“ITA” means the Income Tax Act (Canada), as amended;

“Marketing Documents” means the marketing materials approved in accordance with Section 3(2);

“marketing materials” has the meaning given to it in NI 41-101;

“Material Adverse Effect” means (i) any event, fact, circumstance, development, occurrence or state of affairs that is materially adverse to the business, assets (including intangible assets), affairs, operations, liabilities (contingent or otherwise), capital, properties, condition (financial or otherwise) or results of operations of the Company and any of the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business or (ii) that would result in any of the Offering Documents containing a misrepresentation;

“material change” means a material change in or relating to the Company for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a change in or relating to the business, operations or capital of the Company and its subsidiaries taken as a whole that would reasonably be expected to have a significant effect on the market price or value of any securities of the Company and includes a decision to implement such a change made by the board of directors of the Company or by senior management who believe that confirmation of the decision by the board of directors of the Company is probable;

“material fact” means a material fact for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a fact that would reasonably be expected to have a significant effect on the market price or value of any securities of the Company;

“Material Properties” has the meaning given to it in Section 7(42);

“Material Subsidiaries” has the meaning given to it in Section 7(22);

“misrepresentation” means a misrepresentation for the purposes of the Applicable Securities Laws of an Offering Jurisdiction or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means: (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

“Money Laundering Laws” has the meaning given in Section 7(58);

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

“NI 52-109” means National Instrument 52-109 - Certification of Disclosure in Issuers’ Annual and Interim Filings;

“NYSE American” means the NYSE American LLC;

“Offered FT Shares” has the meaning given to it in the fourth paragraph of this Agreement;

“Offered Shares” has the meaning given to it in the second paragraph of this Agreement;

“Offering” means the sale of Offered Shares pursuant to this Agreement;

“Offering Documents” means the Canadian Offering Documents and the U.S. Offering Documents;

“Offering Jurisdictions” means the United States and the Qualifying Jurisdictions;

“Offering Price” has the meaning given to it in the first paragraph of this Agreement;

“Option Closing Date” has the meaning given to it in Section 16(1);

“Option Closing Time” has the meaning given to it in Section 16(1);

“Over-Allotment Option” has the meaning given to it in the second paragraph of this Agreement;

“Permits” has the meaning given to it in Section 7(43);

“Person” has the meaning given to it in Section 7(29);

“Private Placement Subscription Agreement” means the subscription and renunciation agreements for the Flow-Through Shares in the form agreed upon by the Underwriters and the Company pursuant to which the Purchasers agree to subscribe for and purchase the Flow-Through Shares pursuant to the FT Share Private Placement as herein contemplated and shall include, for greater certainty, all schedules thereto;

“Purchasers” means, collectively, each of the purchasers of the Offered Shares and Offered FT Shares arranged by the Underwriters pursuant to the Offering and FT Share Private Placement, as applicable;

“Qualifying Expenditures” means an expense that (i) qualifies as CEE, (ii) qualifies as a Flow-Through Mining Expenditure and (iii) is incurred (or deemed to be incurred) during the Expenditure Period by the Company pursuant to subsection 66(12.6) of the Tax Act, in conjunction with subsection 66(12.66) of the Tax Act as necessary;

“Qualifying Jurisdictions” has the meaning given to it in the seventh paragraph of this Agreement;

“Registration Statement” has the meaning given to it in the seventh paragraph of this Agreement;

“Regulation M” has the meaning given to it in Section 7(52);

“Reports” has the meaning given to it in Section 7(43)(c);

“Sanctions” has the meaning given to it in Section 7(59);

“SEC” has the meaning given to it in the fifth paragraph of this Agreement;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Selling Firm” has the meaning given to it in Section 2(1);

“Subsidiary” has the meaning ascribed thereto in the Applicable Securities Laws of the Province of British Columbia and includes the Material Subsidiaries, and “Subsidiaries” means all of them;

“Supplementary Material” means, collectively, any amendment to the Offering Documents and any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Company under Applicable Securities Laws relating to the Offering and/or the distribution of the Offered Shares;

“template version” has the meaning ascribed to such term in NI 41-101 and includes any revised template version of marketing materials as contemplated by NI 41-101;

“Tax Act” means the Income Tax Act (Canada) as amended from time to time and any proposed amendments thereto announced publicly by or on behalf of the Minister of Finance (Canada) on or prior to the date of this Agreement;

“TSX” means the Toronto Stock Exchange;

“Underwriters” has the meaning given to it in the first paragraph of this Agreement;

“Underwriting Fee” has the meaning given to it in the tenth paragraph of this Agreement;

“Underwriters’ Expenses” has the meaning given to it in Section 17;

“U.S. Amended and Restated Preliminary Prospectus” means the Canadian Amended and Restated Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Amendment No. 1 to Registration Statement as amended at such time, including the Documents Incorporated by Reference therein;

“U.S. Amended Prospectus” means a prospectus included in any U.S. Registration Statement Amendment;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Final Prospectus” means the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Registration Statement at the time it becomes effective, including the Documents Incorporated by Reference;

“U.S. Offering Documents” means the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, the Amendment No. 2 to the Registration Statement, the Registration Statement, any U.S. Registration Statement Amendment, the U.S. Preliminary Prospectus, the U.S. Amended and Restated Preliminary Prospectus, the U.S. Final Prospectus and any U.S. Amended Prospectus;

“U.S. Preliminary Prospectus” means the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Initial Registration Statement as amended at such time, including the Documents Incorporated by Reference therein;

“U.S. Registration Statement Amendment” means any amendment to Amendment No. 1 to the Registration statement (other than Amendment No. 2 to the Registration Statement) and any post-effective amendment to the Registration Statement filed with the SEC during the distribution of the Offered Shares;

“U.S. Securities Act” has the meaning given to it in the fifth paragraph of this Agreement;

“U.S. Securities Laws” means all applicable United States securities laws, including, without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder; and

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

(2)	Capitalized terms used but not defined herein have the meanings ascribed to them in the Canadian Preliminary Prospectus.

(3)	Any reference in this Agreement to a Section or Subsection shall refer to a section or subsection of this Agreement.

(4)

All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case required and the verb shall be construed as agreeing with the required word and/or pronoun.

(5)	Any reference in this Agreement to “$” or to “dollars” shall refer to the lawful currency of the United States, unless otherwise specified.

(6)	The following are the schedules to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule “A” –	List of Material Subsidiaries

Schedule “B” –	Matters to be Addressed in the Company’s Canadian Counsel Opinion

Schedule “C” –	Form of Opinion to be Provided by the Company’s U.S. Counsel

Schedule “D” –	Form of Opinion to be Provided by the Company’s U.S. Tax Counsel

Schedule “E” –	Form of Lock-Up Agreement

Section 2          Distribution of the Offered Shares

(1)

Each Underwriter shall be permitted to appoint additional investment dealers or brokers (each, a “Selling Firm”) as its agents in the Offering and each such Underwriter may determine the remuneration payable to such Selling Firm. The Underwriters may offer the Offered Shares, directly and through Selling Firms or any affiliate of an Underwriter, in the Offering Jurisdictions for sale to the public only in accordance with Applicable Securities Laws and in any jurisdiction outside of the Offering Jurisdictions (subject to Section 6 hereof) to purchasers permitted to purchase the Offered Shares only in accordance with Applicable Securities Laws and applicable securities laws in such jurisdiction, and upon the terms and conditions set forth in the Offering Documents and in this Agreement. Each Underwriter shall require any Selling Firm appointed by such Underwriter to agree to the foregoing and such Underwriter shall be severally responsible for the compliance by such Selling Firm with the provisions of this Agreement.

(2)

For purposes of this Section 2, the Underwriters shall be entitled to assume that the Offered Shares are qualified for Distribution in any Qualifying Jurisdiction where a Dual Prospectus Receipt shall have been obtained following the filing of the Canadian Final Prospectus, unless otherwise notified in writing by the Company.

(3)

CFCC shall promptly notify the Company when, in their opinion, the Distribution of the Offered Shares has ceased and will provide to the Company, as soon as practicable thereafter, a breakdown of the number of Offered Shares distributed in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Canadian Securities Commissions and, if applicable, in the United States.

(4)

The Underwriters shall not, in connection with the services provided hereunder, make any representations or warranties with respect to the Company or its securities, other than as set forth in the Offering Documents or in any Issuer Free Writing Prospectus.

(5)

Notwithstanding the foregoing provisions of this Section 2, no Underwriter will be liable to the Company under this Section 2 with respect to a default by another Underwriter or another Underwriter’s duly registered broker-dealer affiliate in the United States or any Selling Firm, as the case may be.

(6)

The Underwriters acknowledge that the Company is not taking any steps to qualify the Offered Shares for Distribution or register the Offered Shares or the Distribution thereof with any securities authority outside of the Offering Jurisdictions.

Section 3          Preparation of Prospectus; Marketing Materials; Due Diligence

(1)

During the period of the Distribution of the Offered Shares, the Company shall co- operate in all respects with the Underwriters to allow and assist the Underwriters to participate fully in the preparation of, and allow the Underwriters to approve the form and content of, the Offering Documents and any Issuer Free Writing Prospectus and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably require to fulfil the Underwriters’ obligations under Applicable Securities Laws as underwriters and, in the case of the Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, to enable the Underwriters responsibly to execute any certificate required to be executed by the Underwriters.

(2)	Without limiting the generality of clause (1) above, during the distribution of the Offered Shares:

(a)

the Company shall prepare, in consultation with CFCC, and shall approve in writing, prior to the time that any such marketing materials are provided to potential Purchasers, a template version of any marketing materials reasonably requested to be provided by the Underwriters to any such potential Purchasers, and such marketing materials shall comply with Applicable Securities Laws and shall be acceptable in form and substance to the Underwriters and their counsel, acting reasonably;

	(b)	CFCC shall, on behalf of the Underwriters, approve a template version of any such marketing materials in writing prior to the time that such marketing materials are provided to potential Purchasers;

(c)

the Company shall file a template version of any such marketing materials on SEDAR as soon as reasonably practical after such marketing materials are so approved in writing by the Company and CFCC and in any event on or before the day the marketing materials are first provided to any potential Purchaser, and any comparables shall be removed from the template version in accordance with NI 44-101 prior to filing such on SEDAR (provided that if any such comparables are removed, the Company shall deliver a complete template version of any such marketing materials to the Commission), and the Company shall provide a copy of such filed template version to the Underwriters as soon as practicable following such filing; and

(d)

following the approvals and filings set forth in Sections 3(2)(a) to (c) above, the Underwriters may provide a limited use version of such marketing materials to potential Purchasers in accordance with Applicable Securities Laws.

(3)

The Company and each Underwriter, on a several basis, covenants and agrees not to provide any potential Purchaser with any marketing materials except for marketing materials which have been approved as contemplated in Section 3(2).

Section 4          Material Changes

(1)

During the period from the date of this Agreement to the completion of the Distribution of the Offered Shares and the Offered FT Shares the Company covenants and agrees with the Underwriters that it shall promptly notify the Underwriters in writing of:

(a)

any material change (actual, anticipated, contemplated or threatened) in or relating to the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Company and its Subsidiaries taken as a whole;

(b)

any material fact which has arisen or been discovered and would have been required to have been stated in any of the Offering Documents or any Issuer Free Writing Prospectus had the fact arisen or been discovered on or prior to the date of such document;

(c)

any change in any material fact (which for purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Canadian Offering Documents, as they exist immediately prior to such change, which fact or change is, or may reasonably be expected to be, of such a nature as to render any statement in such Canadian Offering Documents, as they exist taken together in their entirety immediately prior to such change, misleading or untrue in any material respect or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, containing a misrepresentation or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, not complying with the laws of any Qualifying Jurisdiction in which the Offered Shares are to be offered for sale or which change would reasonably be expected to have a significant effect on the market price or value of any securities of the Company; or

(d)

the occurrence of any event as a result of which (i) the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, the Amendment No. 2 to the Registration Statement, the Registration Statement or any U.S. Registration Statement Amendment, in each case as amended immediately prior to such occurrence, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the U.S. Preliminary Prospectus, the U.S. Final Prospectus, any U.S. Amended Prospectus or any Issuer Free Writing Prospectus, in each case as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading.

(2)

The Underwriters agree, and will require each Selling Firm to agree, to cease the Distribution of the Offered Shares and the Offered FT Shares upon the Underwriter receiving written notification of any change or material fact with respect to any Offering Document contemplated by this Section 4 and to not recommence the Distribution of the Offered Shares and Offered FT Shares until Supplementary Materials disclosing such change are filed in such Offering Jurisdiction.

(3)

The Company shall promptly comply with all applicable filing and other requirements under Applicable Securities Laws whether as a result of such change, material fact or otherwise; provided that the Company shall not file any Supplemental Material or other document without first providing the Underwriters with a copy of such Supplemental Material or other document and consulting with the Underwriters with respect to the form and content thereof.

(4)

If during the Distribution of the Offered Shares there is any change in any Applicable Securities Laws, which results in a requirement to file a Canadian Prospectus Amendment or U.S. Registration Statement Amendment, the Company shall subject to the proviso in clause (2) above, make any such filing under Applicable Securities Laws as soon as possible.

(5)

The Company shall in good faith discuss with the Underwriters any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this Section 4.

Section 5          Deliveries to the Underwriters

(1)	The Company shall deliver or cause to be delivered to the Underwriters, forthwith:

(a)

copies of the Initial Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Marketing Documents duly signed by the Company as required by the laws of all of the Qualifying Jurisdictions;

(b)

copies of the Initial Registration Statement, the Amendment No. 1 to the Initial Registration Statement and the Amendment No. 2 to the Initial Registration Statement, in each case signed as required by the U.S. Securities Act and the rules and regulations of the SEC thereunder and any documents included as exhibits to any such registration statement;

(c)	copies of any Canadian Prospectus Amendment required to be filed under Section 4 hereof duly signed as required by the laws of all of the Qualifying Jurisdictions; and

(d)

any U.S. Registration Statement Amendment required to be filed under Section 4 hereof, signed as required by the U.S. Securities Act and the rules and regulations of the SEC thereunder and any documents included as exhibits to the U.S. Registration Statement Amendment;

provided, that with respect to (i) clauses (a) and (c) of this Section 5(1) if the documents are available on SEDAR, they shall be deemed to have been delivered to the Underwriters as required by this Section 5(1); and (ii) clauses (b) and (d) of this Section 5(1), if the documents are available on EDGAR, they shall be deemed to have been delivered to the Underwriters as required by this Section 5(1).

(2)

The Company shall forthwith cause to be delivered to the Underwriters in such cities in the Offering Jurisdictions as they may reasonably request, without charge, such numbers of commercial copies of the Canadian Preliminary Prospectus, Canadian Final Prospectus and any Marketing Documents and the U.S. Amended and Restated Preliminary Prospectus and U.S. Final Prospectus, excluding in each case the Documents Incorporated by Reference, as the Underwriters shall reasonably require. The Company shall similarly cause to be delivered to the Underwriters commercial copies of any Canadian Prospectus Amendment or U.S. Amended Prospectus, excluding in each case the Documents Incorporated by Reference. The Company agrees that such deliveries shall be effected as soon as possible and, in any event, (i) in Toronto and New York not later than 12:00 noon (Toronto time) on March 14, 2018, and in all other cities by 12:00 noon local time, on the next Business Day, with respect to the Canadian Amended and Restated Preliminary Prospectus and the U.S. Preliminary Prospectus, and (ii) in Toronto and New York with respect to the Canadian Final Prospectus, the U.S. Final Prospectus, any Marketing Documents, any Canadian Prospectus Amendment and any U.S. Amended Prospectus by 12:00 noon (Toronto time) on the Business Day following the delivery by the Commission of the Dual Prospectus Receipt for the Canadian Final Prospectus or Canadian Prospectus Amendment, as the case may be, and in all other cities by 12:00 noon local time, on the next Business Day, provided that the Underwriters have given the Company written instructions as to the number of copies required and the places to which such copies are to be delivered not less than 24 hours prior to the time requested for delivery. Such delivery shall also confirm that the Company consents to the use by the Underwriters and Selling Firms of the Offering Documents in connection with the Distribution of the Offered Shares in compliance with the provisions of this Agreement.

(3)

By the act of having delivered the Offering Documents to the Underwriters, the Company shall have represented and warranted to the Underwriters that all information and statements (except information and statements relating solely to the Underwriters and provided by them in writing solely for inclusion therein) contained in such documents, at the respective dates of initial delivery thereof, comply with the Applicable Securities Laws and are true and correct in all material respects, and that such documents, at such dates, contain no misrepresentation or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and constitute full, true and plain disclosure of all material facts relating to the Company and the Offering as required by the Applicable Securities Laws.

(4)

The Company shall also deliver or cause to be delivered to the Underwriters, concurrently with the filing of the Canadian Final Prospectus with the Commission, a “long form” comfort letter of Deloitte LLP, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the directors of the Company, with respect to certain financial and accounting information relating to the Company and its Subsidiaries and affiliates contained in the Offering Documents, which letter shall be in addition to the auditors’ report incorporated by reference in the Canadian Final Prospectus and the U.S. Final Prospectus.

(5)

The Company shall deliver or cause to be delivered to the Underwriters fully executed copies of the Private Placement Subscription Agreement incorporating the reasonable comments of the Underwriters and the Underwriters’ counsel and other evidence satisfactory to the Underwriters, acting reasonably, on closing of the FT Share Private Placement.

Section 6          Regulatory Approvals

            The Company will make all necessary filings, obtain all necessary consents and approvals (if any) and pay all filing fees required to be paid in connection with the transactions contemplated by this Agreement and the Private Placement Subscription Agreement. The Company will qualify the Offered Shares for offering and sale under the Applicable Securities Laws of the Offering Jurisdictions and in such other jurisdictions as the Underwriters may designate and maintain such qualifications in effect for so long as required for the Distribution of the Offered Shares; provided, however, that (i) the Company shall not be obligated to make any material filing, file any prospectus, registration statement or similar document, consent to service of process, or qualify as a foreign corporation or as a dealer in securities in any of such other jurisdictions, or subject itself to taxation in respect of doing business in any of such other jurisdictions in which it is not otherwise so subject, or become subject to any additional periodic reporting or continuous disclosure obligations in such other jurisdictions, and (ii) the Underwriters and the Selling Firms shall comply with the applicable laws in any such designated jurisdiction in making offers and sales of Offered Shares and Offered FT Shares therein.

Section 7          Representations and Warranties of the Company

            The Company represents and warrants to each of the Underwriters and Cantor Fitzgerald & Co. (“CF US”) and acknowledges that the Underwriters are relying on such representations and warranties in entering into this Agreement. The representations and warranties of the Company contained in this Agreement shall be true as of the date hereof, the Closing Time and Option Closing Time, if applicable, and shall survive the completion of the transactions contemplated under this Agreement and remain in full force and effect thereafter for the benefit of the Underwriters.

(1)

Registration Statement and Prospectuses. The Company is a “foreign private issuer” (as defined in Rule 405 under the U.S. Securities Act) and is eligible to use Form F-10 under the U.S. Securities Act to register the offering of the Offered Shares under the U.S. Securities Act. The Company has prepared and filed with the SEC an appointment of agent for service of process upon the Company on Form F-X in conjunction with the filing of the Initial Registration Statement. The Initial Registration Statement and the Form F-X conform, and any further amendments to the Initial Registration Statement or the Form F-X will conform to the requirements of the U.S. Securities Act.

(2)

Compliance with Canadian Laws and Regulations. No cease trade order preventing or suspending the use of the Initial Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus or the Canadian Final Prospectus, as applicable, or preventing the distribution of the Offered Shares has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened, by any of the Canadian Securities Commissions; as of their respective dates, the Initial Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus and the Canadian Final Prospectus complied in all material respects with all applicable Canadian Securities Laws; each of the Canadian Securities Commissions in the Qualifying Jurisdictions has issued or is deemed to have issued receipts for the Initial Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus and the Canadian Final Prospectus. On the Closing Date and each Option Closing Date (i) the Canadian Final Prospectus will comply in all material respects with the Canadian Securities Laws, (ii) the Amendment No. 2 to the Registration Statement will conform with the Canadian Final Prospectus except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC and (iii) the Canadian Final Prospectus or any amendment or supplement thereto constituted at the respective dates thereof, and will constitute at the Closing Date and each Option Closing Date full, true and plain disclosure of all material facts relating to the Offered Shares, that is required to be in the Canadian Final Prospectus, and did not at the respective dates thereof, and will not at the Closing Date and each Option Closing Date contain a misrepresentation or an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. To its knowledge, the Company is not a “related issuer” or “connected issuer” (as those terms are defined in National Instrument 33-105 - Underwriting Conflicts of the Canadian Securities Administrators) of any of the Underwriters.

(3)

Compliance with U.S. Requirements. Each of the Initial Registration Statement and any post-effective amendment thereto, at the time it became effective and at the Closing Date and each Option Closing Date, complied and will comply in all material respects with the U.S. Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Underwriters contemplated by Section 9(1) specifically for use in the preparation thereof. There are no agreements, contracts, arrangements or understandings (written or oral) or other documents required to be described in or to be filed as exhibits to the Initial Registration Statement which have not been described or filed as required.

(4)

Reporting Issuer and TSX and NYSE Status. The Company is a “reporting issuer” in the Qualifying Jurisdictions. The Company is in compliance in all material respects with the by-laws, rules and regulations of each of the Exchanges.

(5)	Eligible Issuer. The Company is an Eligible Issuer.

(6)

Status under the U.S. Securities Act. The Company was not and is not an “ineligible issuer” as defined in Rule 405 under the U.S. Securities Act at the times specified in Rules 164 and 433 under the U.S. Securities Act in connection with the offering of the Offered Shares.

(7)

Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Documents, when they were filed with the Canadian Securities Commissions or the SEC under the U.S. Securities Act or the Exchange Act, conformed in all material respects to the requirements of the Canadian Securities Laws or U.S. Securities Laws, as applicable; and any further documents to be incorporated by reference in the Offering Documents prior to the completion of the distribution of the Offered Shares, when such documents are so filed, will conform in all material respects to the applicable requirements of Canadian Securities Laws and U.S. Securities Laws, as applicable, and will not contain a misrepresentation or an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(8)

No Marketing Materials. Other than the term sheet in respect of the offering and sale of Offered Shares dated March 13, 2018, the Company has not provided any “marketing materials” (as such term is defined in NI 41-101) to any potential investors of Offered Shares.

(9)

No Conflicts. Neither the execution of this Agreement or the Private Placement Subscription Agreements, nor the issuance, offering or sale of the Offered Shares or the Offered FT Shares, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreements, contracts, arrangements or understandings (written or oral) to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived, and (ii) such conflicts, breaches and defaults that would not reasonably be expected to have a Material Adverse Effect (as defined below); nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any Governmental Authority having jurisdiction over the Company, except such violations that would not reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate.

(10)

No Misstatement or Omission in an Issuer Free Writing Prospectus or marketing materials. Each Issuer Free Writing Prospectus and any marketing materials, as of its issue date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Offered Documents or included or incorporated by reference in the Offering Documents, including any Documents Incorporated by Reference deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus or any marketing materials made in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein as contemplated by Section 9(1).

(11)

Reports and Documents, etc. There are no reports or information of the Company or, to the knowledge of the Company, of any third party, that in accordance with the requirements of the Canadian Securities Laws or U.S. Securities Laws must be made publicly available in connection with the offering of the Offered Shares that have not been made publicly available as required. There are no documents of the Company or, to the knowledge of the Company, of any third party, required to be filed with the Canadian Securities Commissions in the Qualifying Jurisdictions or with the SEC in the United States in connection with the Offering Documents that have not been filed as required pursuant to the Canadian Securities Laws or U.S. Securities Laws, as applicable. There are no agreements, contracts, arrangements or understandings (written or oral) or other documents of the Company or, to the knowledge of the Company, of any third party, required to be described in the Offering Documents which have not been described or filed as required pursuant to the Canadian Securities Laws or U.S. Securities Laws, as applicable.

(12)

Offering Materials Furnished to Underwriters. The Company has delivered or will deliver on the Closing Date to CFCC one complete manually signed copy of any Offering Documents each and each consent and certificate of experts filed as a part thereof, and conformed copies (to the extent such documents contain signatures) of such Offering Documents, as amended or supplemented, and any Issuer Free Writing Prospectus reviewed and consented to by CFCC, in such quantities and at such places as CFCC has reasonably requested for each of the Underwriters.

(13)

Corporate Action. All necessary corporate action has been taken, or will be taken before the Closing Time by the Company to authorize the issuance, sale and delivery of the Firm Shares, Flow-Through Shares and the Additional Shares, on the terms set forth in this Agreement and the Private Placement Subscription Agreement.

(14)

Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than the Offering Documents reviewed and consented to by CFCC on behalf of the Underwriters.

(15)

Authorization; Enforceability. The Company has full corporate right, power and authority to enter into this Agreement and the Private Placement Subscription Agreements, and perform the transactions contemplated hereby. This Agreement and the Private Placement Subscription Agreements have been duly authorized, executed and delivered by the Company and are legal, valid and binding agreements of the Company enforceable in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(16)

No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Offering Documents or included or incorporated by reference in the Offering Documents (including any Document Incorporated by Reference therein), there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company and the Material Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off- balance sheet obligations), incurred by the Company or any Material Subsidiary, which is material to the Company and the Material Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of the Material Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Material Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Offering Documents.

(17)

Independent Accountants. Deloitte LLP, who have delivered their report with respect to the audited Financial Statements (as defined below and which term as used in this Agreement includes the related notes thereto) are independent public, certified public or chartered accountants as required by the U.S. Securities Act, the Exchange Act and applicable Canadian Securities Laws. There has not been any “reportable event” (as that term is defined in NI 51-102) with Deloitte LLP or any other prior auditor of the Company or any of its Material Subsidiaries. To the Company’s knowledge, after due and careful inquiry, Deloitte LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002.

(18)

Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Offering Documents are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and (ii) the indemnification provisions of certain agreements may be limited by Applicable Law or public policy considerations in respect thereof, and except for any other potentially unenforceable term that, individually or in the aggregate, would not reasonably be expected to be material to the Company.

(19)

Financial Information. The consolidated financial statements of the Company filed with the SEC as a part of the Offering Documents, together with the related notes and schedules (the “Financial Statements”), present fairly, in all material respects, the consolidated financial position of the Company and the Material Subsidiaries as of the dates indicated and the consolidated statements of comprehensive income, shareholders’ equity and cash flows of the Company for the periods specified. Such Financial Statements conform in all material respects with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), applied on a consistent basis during the periods involved. The other financial data with respect to the Company and the Material Subsidiaries contained or incorporated by reference in the Offering Documents are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro-forma) that are required to be included or incorporated by reference in the Offering Documents that are not included or incorporated by reference as required; the Company and the Material Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Offering Documents and all disclosures contained or incorporated by reference therein; and no other financial statements are required to be set forth or to be incorporated by reference in the Offering Documents.

(20)

Statistical, Industry-Related and Market-Related Data. The statistical, industry- related and market-related data included or incorporated by reference in the Offering Documents are based on or derived from sources that the Company reasonably believes are reliable and accurate.

(21)

Organization. The Company and each of its Material Subsidiaries are, and will be, duly organized, validly existing as a corporation and in good standing (where such concept is recognized) under the laws of their respective jurisdictions of organization. The Company and each of the Material Subsidiaries are, and will be, duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described or included or incorporated by reference in the Offering Documents, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(22)

Subsidiaries. The subsidiaries of the Company listed in Schedule “A” (individually a “Material Subsidiary” and collectively, the “Material Subsidiaries”), include all of the Company’s significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the SEC). Except as included or incorporated by reference in the Offering Documents, the Company owns, directly or indirectly, all of the equity interests of the Material Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Material Subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(23)

Minute Books. Since May 1, 2016, all existing minute books of the Company and each of the Material Subsidiaries, including all existing records of all meetings and actions of the board of directors (including, all board committees) and securityholders of the Company (collectively, the “Corporate Records”) have been made available to the Underwriters and their counsel, and all such Corporate Records are complete in all material respects. There are no transactions, agreements or other actions of the Company or any of the Material Subsidiaries that are required to be recorded in the Corporate Records that are not properly approved and/or recorded in the Corporate Records. All required filings have been made with the appropriate Governmental Authorities in the province of British Columbia in a timely fashion under the Business Corporations Act (British Columbia), except for such filings where the failure to file would not have a Material Adverse Effect, either individually or in the aggregate.

(24)

No Violation or Default. Neither the Company nor any of the Material Subsidiaries is (i) in violation of its articles or similar organizational documents; (ii) except as are disclosed in the Offering Documents, in violation or default, and no event has occurred that, with notice or lapse of time or both, would constitute such a violation or default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Material Subsidiaries is a party or by which the Company or any of the Material Subsidiaries is bound or to which any of the property or assets of the Company or any of the Material Subsidiaries are subject; or (iii) except as disclosed in the Offering Documents, in violation of any Applicable Law, except in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no other party under any material agreements, contracts, arrangements or understandings (written or oral) to which it or any of the Material Subsidiaries is a party is in violation or default in any respect thereunder where such violation or default would have a Material Adverse Effect.

(25)

Disclosure Controls. The Company and each of the Material Subsidiaries (other than Material Subsidiaries acquired not more than 365 days prior to the Evaluation Date, as defined below) maintain systems of internal accounting controls applicable under IFRS in applicable periods, or sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Offering Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of the Material Subsidiaries is made known to the certifying officers by others within those entities, particularly during the Company’s fiscal year ended December 31, 2017. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as at December 31, 2017 (such date, the “Evaluation Date”) and the Company’s certifying officers have concluded that the disclosure controls and procedures are effective as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the U.S. Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(26)

Capitalization. The issued and outstanding Common Shares have been validly issued, are fully paid and non-assessable and are not subject to any pre-emptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in or included or incorporated by reference in the Offering Documents as of the dates referred to therein (other than the grant of additional options under the Company’s existing stock option plans, or changes in the number of outstanding Common Shares of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Shares outstanding on the date hereof) and such authorized capital stock conforms in all material respects to the description thereof set forth in, or included or incorporated by reference in the Offering Documents. The description of the securities of the Company in the Offering Documents is complete and accurate in all material respects. Except as disclosed in or contemplated by or included or incorporated by reference in the Offering Documents, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any Common Shares or other securities.

(27)

No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered or qualified for sale under the Offering Documents or included in the offering contemplated by this Agreement who have not waived such rights in writing (including electronically) prior to the execution of this Agreement.

(28)

No Consents Required. No consent, approval, authorization, order, registration or qualification of or with Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement and the Private Placement Subscription Agreement, the issuance and sale by the Company of the Offered Shares or Offered FT Shares, except for (i) the qualification of the Offered Shares for distribution in the United States and in Canada by the filing of the Canadian Offering Documents and the U.S. Offering Documents; and (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable U.S. federal and state securities laws or by the bylaws and rules of FINRA or the SEC in connection with the sale of the Offered Shares by the Underwriters.

(29)

No Preferential Rights. Except as set forth in or incorporated by reference in the Offering Documents, (i) and except pursuant to options and warrants to purchase Common Shares pursuant to outstanding convertible securities of the Company, no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the U.S. Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Shares or other securities of the Company, (ii) the Company has not granted to any Person any preemptive rights, resale rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Shares or other securities of the Company, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Offered Shares, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the U.S. Securities Act or qualify for distribution under Canadian Securities Laws any Common Shares or other securities of the Company, or to include any such Common Shares or other securities in the Offering Documents, whether as a result of the filing of the Offering Documents (or the Documents Incorporated by Reference) or the sale of the Offered Shares as contemplated thereby or otherwise.

(30)

Forward-Looking Information. No forward-looking statement (within the meaning of Section 27A of the U.S. Securities Act and Section 21E of the Exchange Act and no forward-looking information within the meaning of Section 1(1) of the Securities Act (British Columbia)) contained or incorporated by reference in the Offering Documents has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(31)

Certificates. The form of certificates representing the Offered Shares and Offered FT Shares, to the extent that physical certificates are issued for such securities, will be in due and proper form and conform to the requirements of the Business Corporations Act (British Columbia), the articles of incorporation of the Company and applicable requirements of the TSX, NYSE American, The Depository Trust Company and CDS or will have been otherwise approved by the TSX and NYSE American, if required, and will have been made eligible by The Depository Trust Company and CDS.

(32)	Transfer Agent. Computershare Investor Services Inc. has been duly appointed as registrar and transfer agent for the Common Shares.

(33)

No Litigation. Except as disclosed in or incorporated by reference in the Offering Documents, there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory audits or investigations, to which the Company or a Subsidiary is a party or to which any property of the Company or any of the Material Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of the Material Subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; except as disclosed in or incorporated by reference in the Offering Documents, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any Governmental Authority or threatened by others; and (i) there are no current or pending audits or investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the U.S. Securities Act or Canadian Securities Laws to be described in or included or incorporated by reference in the Offering Documents that are not so described; and (ii) there are no agreements, contracts, arrangements or understandings (written or oral) or other documents that are required under the U.S. Securities Act to be filed as exhibits that are not so filed.

(34)

Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of the Material Subsidiaries exists or, to the knowledge of the Company, is threatened that could reasonably be expected to have a Material Adverse Effect.

(35)

Local Disputes. Except as set forth in the Offering Documents, no dispute between the Company and any local, aboriginal or indigenous group exists, or to the Company’s knowledge, is threatened or imminent with respect to any of the Company’s properties or exploration and development activities that could reasonably be expected to have a Material Adverse Effect.

(36)

Proposed Acquisition. Except as described in the Offering Documents, there are no material agreements, contracts, arrangements or understandings (written or oral) with any persons relating to the acquisition or proposed acquisition by the Company or its Material Subsidiaries of any material interest in any business (or part of a business) or corporation, nor are there any other specific contracts or agreements (written or oral) in respect of any such matters in contemplation.

(37)

Intellectual Property Rights. Except as disclosed in or incorporated by reference in the Offering Documents, the Company and the Material Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect.

(38)	Market Capitalization. At the time the Initial Registration Statement was filed, the Company met the then applicable requirements for the use of Form F-10 under the U.S. Securities Act.

(39)

No Material Defaults. Neither the Company nor any of the Material Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 40-F, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

(40)

Certain Market Activities. Neither the Company, nor any of the Material Subsidiaries, nor to the knowledge of the Company any of their respective directors or officers has taken, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act, Canadian Securities Laws or otherwise, the stabilization, maintenance or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(41)

Title to Real and Personal Property. Except as set forth in or incorporated by reference in the Offering Documents, the Company and the Material Subsidiaries have good and marketable title in fee simple to all items of real property owned by them, good and valid title to all personal property described in or incorporated by reference in the Offering Documents as being owned by them that are material to the businesses of the Company or such Material Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of the Material Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. Any real or personal property described in or incorporated by reference in the Offering Documents as being leased by the Company and any of the Material Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of the Material Subsidiaries or (B) would not, individually or in the aggregate, have a Material Adverse Effect.

(42)

Exploration Rights. The Committee Bay Project, Homestake Ridge Project and Huilacollo Property as described in the Offering Documents (the “Material Properties”), are the only mineral properties currently material to the Company in which the Company or the Material Subsidiaries has an interest; the Company or through the Material Subsidiaries, hold either mineral claims, exploration permits, prospecting permits or participant interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which the Material Properties are located, in respect of the ore bodies and minerals located on the Material Properties in which the Company (through the applicable Material Subsidiary) has an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements, contracts, arrangements or understandings, sufficient to permit the Company (through the applicable Material Subsidiary), subject to compliance with customary permit requirements for specific work programs, to explore for the minerals relating thereto; all leases or claims and permits relating to the Material Properties in which the Company (through the applicable Material Subsidiary) has an interest or right have been validly located and recorded in accordance with all Applicable Laws and are valid and subsisting; except as disclosed in the Offering Documents, the Company (through the applicable Material Subsidiary) has all necessary rights and interests relating to the Material Properties in which the Company (through the applicable Material Subsidiary) has an interest granting the Company (through the applicable Material Subsidiary) the right and ability to explore for minerals as are appropriate in view of the rights and interest therein of the Company or the applicable Material Subsidiary, with only such exceptions as do not materially interfere with the current use made by the Company or the applicable Material Subsidiary of the rights or interest so held, and each of the proprietary interests or rights and each of the agreements, contracts, arrangements or understandings and obligations relating thereto referred to above is currently in good standing in all respects in the name of the Company or the applicable Material Subsidiary; except as disclosed in the Offering Documents, the Company and the Material Subsidiaries do not have any responsibility or obligation to pay any commission, royalty, license, fee or similar payment to any person with respect to the property rights thereof, other than mineral claim fees, except where such fee or payment would not have a Material Adverse Effect, either individually or in the aggregate;

(43)

Except as disclosed in the Offering Documents, the Company and the Material Subsidiaries have identified all the material permits, certificates, and approvals (collectively, the “Permits”) which are or will be required for the exploration, development and eventual or actual operation of the Material Properties, which Permits include but are not limited to environmental assessment certificates, water licenses, land tenures, rezoning or zoning variances and other necessary local, provincial, state and federal approvals; and, except as disclosed in the Offering Documents, the appropriate Permits have either been received, applied for, or the processes to obtain such Permits have been or will in due course be initiated by the Company or the applicable Material Subsidiaries; and, except as disclosed in the Offering Documents, neither the Company nor the applicable Material Subsidiaries know of any issue or reason why the Permits should not be approved and obtained in the ordinary course;

(a)

all assessments or other work required to be performed in relation to the material mineral claims of the Company and the applicable Material Subsidiary in order to maintain their respective interests therein, if any, have been performed to date and, except as disclosed in the Offering Documents, the Company and the applicable Material Subsidiary have complied in all material respects with all Applicable Laws in this regard as well as with regard to legal and contractual obligations to third parties in this regard except in respect of mineral claims that the Company and the applicable Material Subsidiary intend to abandon or relinquish and except for any non- compliance which would not either individually or in the aggregate have a Material Adverse Effect; all such mineral claims are in good standing in all respects as of the date of this Agreement;

(b)

except as disclosed in the Offering Documents, there are no environmental audits, evaluations, assessments, studies or tests relating to the Company or the Material Subsidiaries except for annual assessments by applicable Governmental Authorities and ongoing assessments conducted by or on behalf of the Company and the Material Subsidiaries in the ordinary course;

(c)

the Company made available to the respective authors thereof prior to the issuance of all of the applicable technical reports filed by the Company on SEDAR relating to the Material Properties (the “Reports”), for the purpose of preparing the Reports, as applicable, all information requested, and no such information contained any material misrepresentation as at the relevant time the relevant information was made available;

(d)	the Reports complied in all material respects with the requirements of NI 43- 101 as at the date of each such Report; and

(e)

the Company is in compliance, in all material respects, with the provisions of NI 43-101 and has filed all technical reports required thereby and, at the time of filing, all such reports complied, in all material respects, with the requirements of NI 43-101; except as noted in the Offering Documents, all scientific and technical information disclosed in the Offering Documents: (i) is based upon information prepared, reviewed and/or verified by or under the supervision of a “qualified person” (as such term is defined in NI 43-101), (ii) has been prepared and disclosed in accordance with Canadian industry standards set forth in NI 43- 101, and (iii) was true, complete and accurate in all material respects at the time of filing;

(44)

Taxes. The Company and each of the Material Subsidiaries have filed all federal, state, provincial, local and foreign tax returns which have been required to be filed, which such tax returns are correct and complete in all material respective, and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. Except as otherwise disclosed in the Offering Documents, no tax deficiency has been determined adversely to the Company or any of the Material Subsidiaries which would have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state, provincial or other governmental tax deficiency, penalty or assessment which has been asserted or threatened in writing against it which would have a Material Adverse Effect.

(45)

Principal-Business Corporation. The Company is and will continue to be a Principal-Business Corporation until such time as all of the Qualifying Expenditures required to be renounced under this Agreement and the Subscription Agreements have been incurred and validly renounced pursuant to the Tax Act.

(46)

Qualified Expenditures. The Company has no reason to believe that it will be not be able to incur, within the Expenditure Period and renounce to the Purchasers of the Flow-Through Shares effective on or before December 31, 2018 (if the Purchasers are at arm’s length to the Company for purposes of the ITA at all relevant times and assuming that the Private Placement Subscription Agreement contains the requisite flow-through provisions for purposes of the ITA), Qualifying Expenditures in an amount equal to the Flow-Through Proceeds in accordance with the terms of the Subscription Agreements. The Corporation has not entered into any agreements or made any covenants with any parties that would restrict the Company from agreeing to incur and renounce Qualifying Expenditures during the Expenditure Period or that would require the prior renunciation to any other person of Qualifying Expenditures prior to the renunciation of the Flow-Through Proceeds in favour of the Purchasers of the Flow-Through Shares and the Company shall not enter into any such agreements or make any such covenants.

(47)

Flow-Through Shares. But for any agreement, arrangement, undertaking obligation or understanding to which the Company is not a party and of which it has no knowledge, upon issue, the Flow-Through Shares will be “flow-through shares” as defined in subsection 66(15) of the Tax Act and not “prescribed shares” for the purposes of section 6202.1 of the regulations to the Tax Act. Neither the Company nor any Material Subsidiaries has been a party to any other agreement for the issuance of flow-through shares for which the required expenditures have not been incurred and renounced.

(48)

Investment Company Act. Neither the Company nor any of the Material Subsidiaries is or, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in the Offering Documents, as applicable, will be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(49)	ERISA. The Company does not have a material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(50)

Company is not a “Controlled Foreign Corporation”. As of the date hereof, the Company is not a “controlled foreign corporation,” as such term is defined in the Internal Revenue Code of 1986, as amended (the “Code”).

(51)

Insurance. The Company and each of the Material Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of the Material Subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies engaged in similar businesses in similar industries.

(52)

No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, nor will the Company take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Offered Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered Shares, as applicable, or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(53)

FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Conduct Rule 5110, 5121 or 5190 is true, complete and correct in all material aspects.

(54)	Environmental Laws. Except as set forth in the Offering Documents:

(a)

each of the Company and the Material Subsidiaries is in compliance in all material respects with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, bylaws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency (the “Environmental Laws”) relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substance, including any uranium or derivatives thereof (the “Hazardous Substances”), except where such non-compliance would not have a Material Adverse Effect, either individually or in the aggregate;

(b)

each of the Company and the Material Subsidiaries has obtained all licenses, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (the “Environmental Permits”) necessary as at the date hereof for the operation of the businesses carried on by the Company and the Material Subsidiaries and each Environmental Permit is valid, subsisting and in good standing and to the knowledge of the Company neither the Company nor the Material Subsidiaries is in default or breach of any Environmental Permit which would have a Material Adverse Effect, and no proceeding is pending or, to the knowledge of the Company or the Material Subsidiaries, threatened, to revoke or limit any Environmental Permit;

(c)

neither the Company nor the Material Subsidiaries has used, except in compliance with all Environmental Laws and Environmental Permits, and other than as may be incidental to mineral resource exploration, any property or facility which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance; and

(d)

neither the Company nor the Material Subsidiaries (including, if applicable, any predecessor companies) has received any notice of, or been prosecuted for an offence alleging, non-compliance with any Environmental Law that would have a Material Adverse Effect, and neither the Company nor the Material Subsidiaries (including, if applicable, any predecessor companies) has settled any allegation of non-compliance that would have a Material Adverse Effect short of prosecution. There are no orders or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Company or the Material Subsidiaries, nor has the Company or the Material Subsidiaries received notice of any of the same; and (v) neither the Company nor the Material Subsidiaries has received any notice wherein it is alleged or stated that the Company or the Material Subsidiaries is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any Environmental Laws. Neither the Company nor the Material Subsidiaries has received any request for information in connection with any federal, state, municipal or local inquiries as to disposal sites.

(55)

Finder’s Fee’s. Neither the Company nor any of the Material Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(56)

Broker/Dealer Relationships. Neither the Company nor any of the Material Subsidiaries or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(57)

No Improper Practices. (i) Neither the Company nor, to the Company’s knowledge, the Material Subsidiaries, nor to the Company’s knowledge, any of their respective directors or officers has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of Applicable Law) or made any contribution or other payment to any official of, or candidate for, any federal, state, provincial, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any Applicable Law or of the character required to be disclosed in the Offering Documents; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, any Material Subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and shareholders of the Company or, to the Company’s knowledge, any Material Subsidiary, on the other hand, that is required by the U.S. Securities Act or Canadian Securities Laws to be described in the Offering Documents that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Material Subsidiary or any affiliate of them, on the one hand, and the directors, officers, or shareholders of the Company or, to the Company’s knowledge, any Material Subsidiary, on the other hand, that is required by the rules of FINRA (or Canadian equivalent thereof) to be described in the Offering Documents that is not so described; (iv) except as described in the Offering Documents, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company’s knowledge, any Material Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; (v) the Company has not offered, or caused any placement agent to offer, Common Shares or to make any payment of funds to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Material Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Material Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Material Subsidiary or any of their respective products or services, and, (vi) neither the Company nor any Material Subsidiary nor, to the Company’s knowledge, any director, officer, employee or agent of the Company or any Material Subsidiary has made any payment of funds of the Company or any Material Subsidiary or received or retained any funds in violation of any Applicable Law (including, without limitation, the Foreign Corrupt Practices Act of 1977 and the Corruption of Foreign Public Officials Act (Canada)).

(58)

Operations. The operations of the Company and the Material Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Corruption of Foreign Public Officials Act (Canada) and applicable rules and regulations thereunder, and the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or Governmental Authority involving the Company or any of the Material Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(59)

Sanctions. (i) The Company represents that, neither the Company nor any of the Material Subsidiaries (collectively, the “Entity”) nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Company, is a government, individual, or entity (in this paragraph (59), “Member”) that is, or is owned or controlled by a Member that is:

(a)

the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Office of the Superintendent of Financial Institutions (Canada), or pursuant to the Special Economic Measures Act (Canada) or other relevant sanctions authority or Applicable Law (collectively, “Sanctions”), nor

(b)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of the Ukraine).

(c)

The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Member:

	(i)	to fund or facilitate any activities or business of or with any Member or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

	(ii)	in any other manner that will result in a violation of Sanctions by any Member (including any Member participating in the offering, whether as underwriter, advisor, investor or otherwise).

(d)

The Company represents and covenants that, except as detailed in the Offering Documents, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Member, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(60)

Certification of Disclosure. There has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act, NI 52-109 and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) and each certifying officer of the Company (or each former certifying officer of the Company and each former certifying officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the SEC and as required to be made and filed by NI 52-109. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes- Oxley Act and “certifying officer” shall have the meanings given to such term in NI 52-109.

(61)

Filings. Since January 1, 2016, the Company has filed all documents or information required to be filed by it under Canadian Securities Laws, U.S. Securities Laws, and the rules, regulations and policies of the Exchanges, except where the failure to file such documents or information will not have a Material Adverse Effect, either individually or in the aggregate; all material change reports, annual information forms, financial statements, management proxy circulars and other documents filed by or on behalf of the Company with the Exchanges, the SEC and the Canadian Securities Commissions, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and did not contain a misrepresentation at the time at which it was filed; the Company has not filed any confidential material change report or any document requesting confidential treatment with any Governmental Authority that at the date hereof remains confidential.

(62)

Due Diligence Matters. To the knowledge of the Company, all documents and information delivered and provided by or on behalf of the Company to the Underwriters as a part of their due diligence in connection with the Offering were complete and accurate in all material respects.

(63)

Exchange Registration. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are accepted for trading on the NYSE American under the symbol “AUG” and the TSX under the symbol “AUG,” and the Company has taken no action designed to terminate the registration of the Common Shares under the Exchange Act or delisting the Common Shares from either of the Exchanges, nor, except as disclosed in the Offering Documents, has the Company received any notification that the SEC, the Canadian Securities Commissions or either of the Exchanges is contemplating terminating such registration or listing. Except as disclosed in the Offering Documents, the Company has complied in all material respects with the applicable requirements of the Exchanges for maintenance of inclusion of the Common Shares thereon. As at the Closing Date, the Company will have obtained all necessary consents, approvals, authorizations or orders of, or filing, notification or registration with, the Exchanges, the SEC and the Canadian Securities Commissions, where applicable, required for the listing and trading of the Offered Shares subject only to satisfying their standard listing and maintenance requirements. The Company has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements of each Exchange.

            In this Agreement, a reference to “knowledge” of the Company, means the knowledge of Ivan Bebek, Executive Chairman, Shawn Wallace, President and Chief Executive Officer, Michael Henrichsen, Chief Operating Officer and Peter Rees, Chief Financial Officer and Corporate Secretary, in each case, after reasonable inquiry within the scope of such person’s duties.

            Any certificate signed by any officer on behalf of the Company or any of the Material Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Offered Shares shall be deemed to be a representation and warranty by the Company or Material Subsidiaries, as the case may be, as to matters covered thereby, to each Underwriter.

            The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 15(1) hereof, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 8          Representations, Warranties and Covenants of the Underwriters

(1)	Each Underwriter hereby severally, and not jointly, nor jointly and severally, represents and warrants to the Company that:

	(a)	it is, and will remain so, until the completion of the Offering, appropriately registered under Applicable Securities Laws so as to permit it to lawfully fulfill its obligations hereunder; and

	(b)	it has good and sufficient right and authority to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein.

(2)	The Underwriters hereby covenant and agree with the Company to the following:

	(a)	Compliance with Securities Laws. The Underwriters will comply with applicable securities laws in connection with the offer and sale and distribution of the Offered Shares.

(b)

Completion of Distribution. The Underwriters will use their commercially reasonable efforts to complete the distribution of the Offered Shares as promptly as possible after the Closing Time, but in any event no later than seven (7) Business Days following the date of exercise of the entire Over- Allotment Option, if exercised.

(c)	Liability on Default. No Underwriter shall be liable to the Company under this section with respect to a default by any of the other Underwriters.

(3)

The Company agrees that the Underwriters are acting severally and not jointly (or jointly and severally) in performing their respective obligations under this Agreement and that no Underwriter shall be liable for any act, omission or conduct by any other Underwriter or another Underwriter’s duly registered broker-dealer affiliate in the United States or any Selling Firm.

(4)	Distribution in Canada. No Underwriter that is a non-resident for purposes of the ITA will render any services under this Agreement in Canada.

Section 9          Indemnification

(1)

The Company (referred to in this Section 9 as the (“Indemnifying Party”)) agrees to indemnify and save harmless each of the Underwriters, CF US and their respective affiliates and each of their respective directors, officers, partners, members, employees, shareholders and agents, and each person, if any, who controls the Underwriters within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the 1934 Act (each referred to in this Section 9 as an “Indemnified Party”) from and against all liabilities, claims, losses (other than loss of profits in connection with the distribution of the Offered Shares and Offered FT Shares), actions, suits, proceedings, charges, reasonable costs, damages and reasonable expenses which an Indemnified Party suffers or incurs or is subject to, including all amounts paid to settle actions or satisfy judgments or awards and all reasonable legal fees and expenses that may be incurred in advising with respect to investigating or defending any Claim, in any way caused by, or arising directly or indirectly from, or in consequence of:

(a)

any information or statement contained in the Offering Documents or Private Placement Subscription Agreement, any Issuer Free Writing Prospectus or any Supplementary Material related thereto, or in any certificate or other document of the Company or of any officer of the Company or any of its Material Subsidiaries delivered hereunder or pursuant hereto which contains or is alleged to contain a misrepresentation;

(b)

any omission or alleged omission to state in the Offering Documents or Private Placement Subscription Agreement, any Issuer Free Writing Prospectus, any marketing materials or any Supplementary Material related thereto, or any certificate or other document of the Company or any officer of the Company or any of the Material Subsidiaries delivered hereunder or pursuant hereto any material fact, required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances under which it was made;

(c)

any order made or any inquiry, investigation or proceedings commenced or threatened by any securities commission, stock exchange or other Governmental Authority based upon any actual or alleged untrue statement, omission or misrepresentation in the Offering Documents or Private Placement Subscription Agreement, any Issuer Free Writing Prospectus, any marketing materials or any Supplementary Material or based upon any actual or alleged failure to comply with Canadian Securities Laws or U.S. Securities Laws, preventing or restricting the trading in of the Firm Shares or Additional Shares or the distribution of the Offered Shares or any other securities of the Company;

(d)

the non-compliance or alleged non-compliance by the Company with any requirement of Canadian Securities Laws or U.S. Securities laws in any of the Qualifying Jurisdictions or in the United States or any state therein in connection with the transactions herein contemplated including the Company’s non-compliance or alleged non-compliance with any statutory requirement to make any document available for inspection; or

(e)

any breach of any representation or warranty of the Company contained herein or in any certificate or other document of the Company or of any officers of the Company or any of the Material Subsidiaries delivered hereunder or pursuant hereto or the failure of the Company to comply with any of its obligations hereunder, provided, however, that the foregoing indemnity (i) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by the Underwriters expressly for use in the Offering Documents, any Issuer Free Writing Prospectus or any Supplementary Materials and (ii) shall cease to apply if and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made or a Governmental Authority in a final ruling from which no appeal can be made determines that any loss, liability, claim, damage or expense resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party claiming indemnity. For greater certainty, the Company and the Underwriters agree that they do not intend that any failure by the Underwriters to conduct such reasonable investigation as necessary to provide the Underwriters with reasonable grounds for believing the Offering Document contained no misrepresentation shall constitute “gross negligence” or “willful misconduct” for purposes of this Section 9 or otherwise disentitle the Underwriters from indemnification hereunder.

(2)

If any matter or thing contemplated by this Section 9 (any such matter or thing being hereinafter referred to as a “Claim”) is asserted against an Indemnified Party, the Indemnified Party shall notify the Indemnifying Party as soon as practicable, of such Claim to the extent allowable by Applicable Law (provided, however, that failure to provide such notice shall not affect the Indemnified Party’s right to indemnification hereunder, except (and only) to the extent of material prejudice (through the forfeiture of substantive rights and defenses) to the Indemnifying Party therefrom) and the Indemnifying Party shall be entitled (but not required) to assume the defence of any suit, action or proceeding brought to enforce such Claim; provided, however, that the defence shall be conducted through legal counsel acceptable to the Indemnified Party and that no admission of liability or settlement of any such Claim may be made by the Indemnifying Party or the Indemnified Party without the prior written consent of the other.

(3)

In any such Claim, the Indemnified Party shall have the right to retain separate counsel to act on its behalf provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless:

(a)

the Indemnifying Party fails to assume the defence of such Claim on behalf of the Indemnified Party within five (5) business days of receiving detailed notice thereof or, having assumed such defence, has failed to engage counsel promptly or who is acceptable to the Indemnified Parties, or has failed to pursue it diligently;

	(b)	the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of the other counsel; or

(c)

the named parties to the Claim (including any added, third parties or interpleaded parties) include the Indemnifying Party, and the Indemnifying Parties have been advised by counsel (including internal counsel) that there are legal defences available to such Indemnified Party that are different or in addition to those available to the Indemnifying Party, that representation of the Indemnified Party by counsel for the Indemnifying Party is inappropriate as a result of the potential or actual conflicting interests of those represented, or where in such Indemnified Party’s reasonable judgment, the Claim gives rise to a conflict of interest between the Indemnifying Party and such Indemnified Party;

in each of cases Section 9(3)(a), Section 9(3)(b) and Section 9(3)(c), the Indemnifying Party will not have the right to assume the defence of the suit on behalf of such Indemnified Party, but the Indemnifying Party will be liable to pay the fees and expenses of separate counsel for all Indemnified Parties and, in addition, of local counsel in each applicable jurisdiction. Notwithstanding the foregoing, no settlement may be made by an Indemnified Party without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld, conditioned or delayed.

Section 10        Contribution

(1)

In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in Section 9(1) would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by the Indemnified Party or enforceable otherwise than in accordance with its terms or is insufficient to hold the Indemnified Party harmless, the Indemnifying Party shall contribute to the aggregate of all claims, expenses, costs and liabilities and all losses (other than loss of profits in connection with the distribution of the Offered Shares and Offered FT Shares) of the nature contemplated in this Section 10 and suffered or incurred by the Indemnified Parties in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the distribution of the Offered Shares and Offered FT Shares as well as the relative fault of the parties in connection with the Claim or Claims which resulted in such claims, expenses, costs, damages, liabilities or losses, as well as any other equitable considerations determined by a court of competent jurisdiction; provided that: (i) no Underwriter shall in any event be liable to contribute, in the aggregate, any amount in excess of the aggregate fee or any portion thereof actually received by such Underwriter hereunder; and (ii) no party who has been determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have engaged in any fraud, fraudulent misrepresentation, wilful misconduct or gross negligence in connection with the Claim or Claims which resulted in such claims, expenses, costs, damages, liabilities or losses shall be entitled to claim contribution from any person who has not been so determined to have engaged in such fraud, fraudulent misrepresentation or gross negligence in connection with such Claim or Claims.

(2)

The rights of contribution and indemnity provided in this Section 10 shall be in addition to and not in derogation of any other right to contribution and indemnity which the Underwriters may have by statute or otherwise at law.

(3)

The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names in Section 22 hereof.

(4)

In the event that any Company Indemnifying Party is held to be entitled to contribution from the Underwriters under the provisions of any Applicable Law, the Company Indemnifying Party shall be limited to contribution in an amount not exceeding the lesser of:

(a)	the portion of the full amount of the loss or liability giving rise to such contribution for which the Underwriters are responsible, as determined above; and

(b)

the amount of the aggregate fee actually received by the Underwriters from the Indemnifying Party hereunder, provided that no individual Underwriter shall be required to contribute more than the fee actually received by such Underwriter.

(5)

If the Underwriters have reason to believe that a claim for contribution may arise, they shall give the Indemnifying Party notice thereof in writing, but failure to notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation which it may have to the Underwriters under this Section 10, except (and only) to the extent of material prejudice (through the forfeiture of substantive rights and defenses) to the Indemnifying Party therefrom.

(6)

With respect to Section 9 and this Section 10, the Company acknowledges and agrees that the Underwriters are contracting on their own behalf and as agents for their respective affiliates, directors, officers, employees and agents, and each person, if any, controlling any Underwriter or any of its subsidiaries and each shareholder of any Underwriter. Accordingly, the Company hereby constitutes the Underwriters as agents for each person who is entitled to the covenants of the Company contained in Section 9 and this Section 10 and is not a party hereto and the Underwriters agree to accept such agents and to hold in trust for and to enforce such covenants on behalf of such persons.

Section 11        Covenants of the Company

(1)	The Company covenants and agrees with the Underwriters that:

(a)

the Company will advise the Underwriters, promptly after receiving notice thereof, of the time when each Offering Document or Issuer Free Writing Prospectus has been filed, when any Dual Prospectus Receipt has been obtained and when the Registration Statement becomes effective, and will provide evidence satisfactory to the Underwriters of each such filing and a copy of each such Dual Prospectus Receipt;

(b)

between the date hereof and the date of completion of the Distribution of the Offered Shares, the Company will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of:

(i)

the issuance by any Canadian Securities Commission or the SEC of any order suspending or preventing the use of any of the Offering Documents or any Issuer Free Writing Prospectus, including without limitation the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or, to the knowledge of the Company, the threatening of any such order;

(ii)

the issuance by any Canadian Securities Commission, the SEC, the TSX or the NYSE American of any order having the effect of ceasing or suspending the Distribution of the Common Shares or the trading in any securities of the Company, or of the institution or, to the knowledge of the Company, threatening of any proceeding for any such purpose; or

(iii)	any requests made by any Canadian Securities Commission or the SEC for amending or supplementing any of the Offering Documents or any Issuer Free Writing Prospectus or for additional information;

and the Company will use its best efforts to prevent the issuance of any order referred to in subparagraph (b)(i) above or subparagraph (b)(ii) above and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible time;

(c)

the Company will use its best efforts to obtain the conditional listing of the Offered Shares and Offered FT Shares on the TSX by the Closing Time, subject only to the official notice of issuance, and the Company will use its best efforts to have the Offered Shares and Offered FT Shares, listed and admitted and authorized for trading on the NYSE American by the Closing Time;

(d)

as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the U.S. Securities Act), the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 under the U.S. Securities Act;

(e)	the Company will use the net proceeds from the Offering for the purposes described in the Offering Documents;

(f)	the Company shall use the Flow-Through Proceeds to fund Qualifying Expenditures on the Committee Bay Project, as described in the Offering Documents, located in Nunavut, Canada;

(g)

the Company will incur, during the Expenditure Period, expenses which are Qualifying Expenditures in an amount equal to the Flow-Through Proceeds and will renounce, effective on or before December 31, 2018, such Qualifying Expenditures in an amount equal to the Flow-Through Proceeds to the Purchasers of the Flow-Through Shares, in accordance with the Tax Act and the terms and conditions of the Private Placement Subscription Agreement (if the Purchasers are at arm’s length to the Company for purposes of the ITA at all relevant times and assuming that the Private Placement Subscription Agreement contains the requisite flow-through provisions for purposes of the ITA);

(h)

the Company shall keep proper books, records and accounts of all Qualifying Expenditures and all transactions affecting the Flow-Through Proceeds and Qualified Expenditures, and upon reasonable notice, it will make such books, records and accounts available for inspection and audit by, or on behalf of, any of the Underwriters and/or Purchasers;

(i)

all Qualifying Expenditures renounced to the Purchasers of the Flow-Through Shares shall be Qualifying Expenditures incurred by the Company that, but for the renunciation to such Purchasers, the Company would be entitled to deduct in computing its income for the purposes of Part I of the Tax Act, will not include any amount that has previously been renounced by the Company to such Purchasers or to any other Person and will not be subject to any reduction under subsection 66(12.73) of the Tax Act;

(j)

unless required to do so pursuant to subsection 66(12.73) of the Tax Act, the Company shall not reduce the amount renounced to the Purchasers of the Flow-Through Shares. If the Company receives, or becomes entitled to receive, or may reasonably be expected to receive, any assistance which is described in the definition of “assistance” in subsection 66(15) of the Tax Act and the receipt of or entitled or reasonable expectation to receive such assistance has or will have the effect of reducing the Qualifying Expenditures validly renounced, or to be renounced, to the Purchasers of the Flow-Through Shares to an amount less than the Flow-Through Proceeds, the Company shall incur additional Qualifying Expenditures using funds from sources other than the Flow-Through Proceeds in an amount equal to such assistance, such that the Qualifying Expenditures renounced or to be renounced to the Purchasers of the Flow-Through Shares pursuant to the terms of the Subscription Agreements will not be less than the Flow-Through Proceeds;

(k)

the Company shall not be subject to the provisions of subsection 66(12.67) of the Tax Act in a manner which impairs its ability to renounce Qualifying Expenditures to the Purchasers of the Flow-Through Shares in an amount equal to the Flow-Through Proceeds;

(l)

if the Company does not incur during the Expenditure Period and renounce to the Purchasers of the Flow-Through Shares Qualifying Expenditures in accordance with the terms of the Private Placement Subscription Agreement in an amount equal to the Flow-Through Proceeds, the Company shall indemnify and hold harmless such Purchasers (and each of the partners thereof in respect of any such Purchaser that is a partnership) (for the purposes of this paragraph each an “Indemnified Person”) as to, and pay to the Indemnified Person on or before the 20th Business Day following the date on which such amount is definitively determined, an amount equal to the amount of any tax (within the meaning of subparagraph (c) of the definition of “excluded obligation” in subsection 6202.1(5) of the regulations to the Tax Act) payable under the Tax Act (and under the corresponding provincial legislation) by any Indemnified Person as a consequence of such failure. In the event that the amount renounced by the Company to the Purchasers of the Flow-Through Shares is reduced pursuant to subsection 66(12.73) of the Tax Act, the Company shall indemnify and hold harmless such Purchasers (and each of the partners thereof in respect of any such Purchaser that is a partnership) (for the purposes of this paragraph each an “Indemnified Person”) as to, and pay to the Indemnified Person on or before the 20th Business Day following the date on which such amount is definitively determined, an amount equal to the amount of any tax (within the meaning of subparagraph (c) of the definition of “excluded obligation” in subsection 6202.1(5) of the regulations to the Tax Act) payable under the Tax Act (and under the corresponding provincial legislation) by any Indemnified Person as a consequence of such reduction. This indemnity is in addition to and not in derogation of any other recourse, rights or remedies the Purchasers of the Flow-Through Shares may have against the Company;

(m)

the Company shall file the necessary forms, within the prescribed time, so as to obtain a flow-through share issue identification number from the CRA in accordance with subsection 66(12.68) of the Tax Act (and any corresponding provincial legislation). The Company shall timely file with the CRA and with any applicable provincial tax authority any return required to be filed under Part XII.6 of the Tax Act (and any corresponding provincial legislation) in respect of the particular year, and will pay any tax or other amount in respect of that return on a timely basis;

(n)

the Company shall deliver to the Purchasers of the Flow-Through Shares, before March 1, 2019, the applicable prescribed forms (including Form T- 101), fully completed and executed, renouncing to the Purchasers of the Flow-Through Shares Qualifying Expenditures in an amount equal to the Flow-Through Proceeds with an effective date of no later than December 31, 2018 (if the Purchasers are at arm’s length to the Company for purposes of the ITA at all relevant times and assuming that the Private Placement Subscription Agreement contains the requisite flow-through provisions for purposes of the ITA), and such delivery shall constitute the authorization of the Company to such Purchasers to file such prescribed forms with the relevant tax authorities;

(o)

the Company shall incur and renounce Qualifying Expenditures pursuant to the Subscription Agreements before incurring and renouncing Qualifying Expenditures pursuant to any other agreement which the Company may subsequently enter into after the Closing Date with any Person with respect to the issuance of “flow-through shares” as defined in subsection 66(15) of the Tax Act. If the Company is required under the Tax Act or otherwise to reduce Qualifying Expenditures previously renounced to the Purchasers of the Flow-Through Shares and unless such Purchasers otherwise agree, the reduction shall be made pro-rata by the number of Flow-Through Shares only after the Company has first reduced to the extent possible any Qualifying Expenditures renounced pursuant to any agreements entered into after the Closing Date;

(p)

upon the Company becoming aware of it having purportedly renounced an amount pursuant to the Private Placement Subscription Agreement that excess the amount that it is entitled to renounce pursuant to the Tax Act, the Company will notify the Purchasers of the Flow-Through Shares and comply with subsection 66(12.73) of the Tax Act, including filing with the CRA of the statements contemplated therein, a copy of which will be sent concurrently to such Purchasers;

(q)

the Company shall not enter into any other agreement which would prevent or restrict its ability to renounce the Qualifying Expenditures to the Purchasers of the Flow-Through Shares in an amount equal to the Flow- Through Proceeds; and

(r)

if the Company amalgamates with any one or more companies, any shares issued to or held by the Purchasers of the Flow-Through Shares as a replacement for the Flow-Through Shares as a result of such amalgamation will qualify, by virtue of subsection 87(4.4) of the Tax Act, as “flow- through shares” and in particular will not be “prescribed shares” for the purposes of section 6202.1 of the regulations to the Tax Act.

(2)

Prior to the completion of the Distribution of the Offered Shares, the Company will file all documents required to be filed with or furnished to the Canadian Securities Commissions and the SEC pursuant to Applicable Securities Laws.

(3)

Except as contemplated by this Agreement, the Company will not, without the prior written consent of CFCC (not to be unreasonably withheld) on behalf of the Underwriters, directly or indirectly issue, offer, pledge, sell, contract to sell, contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, lend or dispose of directly or indirectly, any Common Shares or securities or other financial instruments convertible into or having the right to acquire Common Shares or enter into any agreement or arrangement under which the Company would acquire or transfer to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether that agreement or arrangement may be settled by the delivery of Common Shares or other securities or cash, or agree to become bound to do so, or disclose to the public any intention to do so, during the period from the date hereof and ending 90 days following the Closing Date; provided that, notwithstanding the foregoing, the Company may (i) grant of options or other securities in the normal course pursuant to the Company’s employee stock option plan or other equity compensation plans, and issue common shares upon the exercise of such options or vesting of such securities, (ii) issue equity securities pursuant to the exercise or conversion, as the case may be, of any warrants or other convertible securities of the Company outstanding on the date hereof, and (iii) issue equity securities in connection with one or more bona fide acquisitions by the Company. In addition from the date hereof and ending 90 days following the Closing Date, the Company shall not file a prospectus under Canadian Securities Laws or a registration statement under the U.S. Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except as pursuant to the Offering and for registration statements on Form S-8 relating to employee benefit plans.

Section 12        All Terms to be Conditions

            The Company agrees that the conditions contained in this Agreement will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Company. Any breach or failure to comply with any of the conditions set out in this Agreement shall entitle any of the Underwriters to terminate their obligation to purchase the Offered Shares, by written notice to that effect given to the Company at or prior to the Closing Time or the Option Closing Time, as applicable. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Underwriters in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on any Underwriter any such waiver or extension must be in writing and signed by such Underwriter.

Section 13        Termination by Underwriters

(1)

Each Underwriter shall also be entitled to terminate its obligation to purchase the Offered Shares by written notice to that effect to the Company at or prior to the Closing Time or the Option Closing Time, as applicable, if:

(a)

there should occur any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or control of the Company or a change in any material fact (other than a material fact related solely to any of the Underwriters as provided by the Underwriters in connection with and solely for the purposes of inclusion in the Offering Documents), or the Underwriters become aware of any undisclosed material information (other than information related solely to any of the Underwriters as provided by the Underwriters in connection with and solely for the purposes of inclusion in the Offering Documents), which in the opinion of an Underwriter, acting reasonably, could be expected to have a significant adverse effect on the market price or value of the Offered Shares; or

(b)

there should develop, occur or come into effect or existence, or be announced, any event, action, state, condition or major financial occurrence, catastrophe, accident, natural disaster, public protest, war or act of terrorism of national or international consequence or any new law or regulation or a change thereof or other occurrence of any nature whatsoever which, in the opinion of an Underwriter, acting reasonably, seriously adversely effects, or involves, or is expected to seriously adversely effect, or involve, financial markets in Canada or the United States generally or the business, operations, assets, liabilities (contingent or otherwise), capital or control of the Company; or

(c)

there should occur or commence or be announced or threatened any inquiry, action, suit, investigation or other proceeding (whether formal or informal) or any order or ruling is issued under or pursuant to any statute of Canada or the United States or of any province or territory of Canada, or state of the United States (including, without limitation, the Commission, the Canadian Securities Commissions, the TSX, NYSE American or the SEC) (other than any such inquiry, action, suit, investigation or other proceeding or order relating solely to any of the Underwriters), which in the reasonable opinion of an Underwriter would be expected to operate to prevent or materially restrict trading in or distribution of the Offered Shares or would have a significant adverse effect on the market price or value of the Offered Shares; or

(d)	the Company is in breach of any term, condition or covenant of this Agreement or any representation or warranty given by the Company in this Agreement becomes false in any material respect.

(2)

If this Agreement is terminated by any of the Underwriters pursuant to Section 13(1), there shall be no further liability on the part of such Underwriter or of the Company to such Underwriter, except in respect of any liability which may have arisen or may thereafter arise under Section 9, Section 10 and Section 17.

(3)

The right of the Underwriters or any of them to terminate their respective obligations under this Agreement is in addition to such other remedies as they may have in respect of any default, act or failure to act of the Company in respect of any of the matters contemplated by this Agreement. A notice of termination given by one Underwriter under this Section 13 shall not be binding upon the other Underwriters.

Section 14        Closing

            The closing of the purchase and sale of the Firm Shares and Flow-Through Shares herein provided for shall be completed at 8:00 a.m. (Toronto time) on March 23, 2018, or such other date and/or time as may be agreed upon in writing by the Company and the Underwriters, but in any event not later than 42 days following the date of a final receipt for the Canadian Final Prospectus (respectively, the “Closing Time” and the “Closing Date”), at the offices of McMillan LLP. The Underwriters acknowledge and agree that closing of the purchase and sale of the Firm Shares is not contingent upon the closing of the purchase and sale of any of the Offered FT Shares, and accordingly the closings of the purchase and sale of the Firm Shares and the Offered FT Shares may be completed on different dates. In the event that the Closing Time has not occurred on or before the date which is 42 days following the date of a final receipt for the Canadian Final Prospectus, this Agreement shall, subject to Section 13(2) hereof, terminate.

Section 15        Conditions of Closing and Option Closing

(1)

The obligations of the Underwriters under this Agreement are subject to the accuracy of the representations and warranties of the Company contained in this Agreement both as of the date of this Agreement, the Closing Time and the Option Closing Time, the performance by the Company of its obligations under this Agreement and receipt by the Underwriters, at the Closing Time or Option Closing Time, as applicable, of the following, other than as provided below:

(a)

a favourable legal opinion, dated the Closing Date and Option Closing Date, as applicable, from McMillan LLP, in its capacity as the Company’s Canadian counsel, as to matters of Canadian federal and provincial law, addressed to the Underwriters and the Underwriters’ counsel, such matters to be as set out in the attached Schedule “B” subject to customary limitations, assumptions and qualifications;

(b)

a favourable legal opinion, dated the Closing Date and the Option Closing Date, as applicable, from McMillan LLP, in its capacity as the Company’s U.S. counsel, addressed to the Underwriters, to the effect set forth in Schedule “C” (subject to customary limitations, assumptions and qualifications), which shall be accompanied by a letter addressed to the Underwriters to the effect set forth in Schedule “C”;

(c)

a favourable legal opinion, dated the Closing Date and the Option Closing Date, as applicable, from Hodgson Russ LLP, in its capacity as the Company’s U.S. tax counsel, addressed to the Underwriters, to the effect set forth in Schedule “D” (subject to customary limitations, assumptions and qualifications);

(d)

if required by CFCC, a letter, dated the Closing Date and the Option Closing Date, as applicable, from Cooley LLP, the Underwriters’ U.S. counsel, addressed to the Underwriters, to the effect that such counsel has participated in the preparation of the Registration Statement and the U.S. Final Prospectus (excluding the Documents Incorporated by Reference) and, subject to customary qualifications, confirming that, although such counsel has not undertaken to investigate or verify independently, and does not assume responsibility for, the accuracy or completeness of the statements contained in any of them, based upon such participation (and relying as to factual matters to the extent such counsel deems reasonable on officers, employees and other representatives of the Company), no facts have come to such counsel’s attention which have caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the U.S. Final Prospectus, as of its date and as of the Closing Date and the Option Closing Date, as applicable, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information, included or incorporated by reference therein, as to which such counsel expresses no belief);

(e)

a favourable legal opinion, dated the Closing Date and Option Closing Date, as applicable, from the Company’s counsel, in form and substance satisfactory to the Underwriters, regarding the Material Subsidiaries, with respect to the following: (i) the incorporation and existence of each Material Subsidiary under the laws of its jurisdiction of incorporation, (ii) as to the registered ownership of the issued and outstanding shares of each Material Subsidiary, and (iii) that each Material Subsidiary has all requisite corporate power under the laws of its jurisdiction of incorporation to carry on its business as presently carried on and own its properties;

(f)

a favourable legal opinion, dated the Closing Date and Option Closing Date, as applicable, in form and substance satisfactory to the Underwriters, from counsel to the Company as to title matters in respect of the Material Properties;

(g)

certificates or evidence of registration representing, in the aggregate, the Firm Shares and Flow-Through Shares (and Additional Shares and Additional FT Shares, if applicable) in the name of CDS or its nominee or in such other name(s) as CFCC on behalf of the Underwriters shall have directed;

(h)

the auditor’s comfort letter dated the Closing Date and the Option Closing Date, as applicable, updating the comfort letter referred to in Section 5(4) above with such changes as may be necessary from the comfort letter delivered previously to bring the information therein forward to a date which is within two Business Days of the Closing Date and Option Closing Date, as applicable;

(i)	the Underwriting Fee paid in accordance with the ninth paragraph of this Agreement;

(j)

evidence satisfactory to CFCC that the Offered Shares and Offered FT Shares shall have been (A) listed and admitted and authorized for trading on the NYSE American, and (B) conditionally approved for listing on the TSX, subject only to the official notice of issuance;

(k)

a certificate, dated the Closing Date and the Option Closing Date, as applicable, and signed on behalf of the Company, but without personal liability, by the President and Chief Executive Officer and by the Chief Financial Officer and Corporate Secretary of the Company, or such other officers of the Company as may be reasonably acceptable to the Underwriters, certifying that: (i) the Company has complied with all covenants and satisfied all terms and conditions hereof to be complied with and satisfied by the Company at or prior to the Closing Time and the Option Closing Time, as applicable; (ii) all the representations and warranties of the Company contained herein are true and correct as of the Closing Time and the Option Closing Time, as applicable with the same force and effect as if made at and as of the Closing Time and the Option Closing Time, as applicable, after giving effect to the transactions contemplated hereby; (iii) the Company is a “reporting issuer” or its equivalent under the securities laws of each of the Qualifying Jurisdictions and eligible to use the Short Form Prospectus System under NI 44-101; (iv) there has been no material change relating to the Company and its Subsidiaries, on a consolidated basis, since the date hereof which has not been generally disclosed, except for the offering of the Offered Shares, and with respect to which the requisite material change statement or report has not been filed and no such disclosure has been made on a confidential basis; and (v) that, to the best of the knowledge, information and belief of the persons signing such certificate, after having made reasonable inquiries, no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares or any other securities of the Company has been issued and no proceedings for such purpose are pending or are contemplated or threatened;

(l)

at the Closing Time or Option Closing Time, as applicable, certificates dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, signed on behalf of the Company, but without personal liability, by the President and Chief Executive Officer of the Company or another officer acceptable to the Underwriters, acting reasonably, in form and content satisfactory to the Underwriters, acting reasonably, with respect to the constating documents of the Company; the resolutions of the directors of the Company relevant to the Offering, including the allotment, issue (or reservation for issue) and sale of the Firm Shares, Flow-Through Shares, Additional Shares and Additional FT Shares and the grant of the Over- Allotment Option, the authorization of this Agreement and the Private Placement Subscription Agreement, the listing of the Firm Shares, Flow- Through Shares, Additional Shares and the Additional FT Shares, on the TSX and NYSE American and transactions contemplated by this Agreement; and the incumbency and signatures of signing officers of the Company;

(m)	at the Closing Time, the Company’s directors and senior officers shall each have entered into lock-up agreements, substantially in the form attached hereto as Schedule “E”;

(n)

at the Closing Time or Option Closing Time, as applicable, a certificate of status (or equivalent) for the Company and each of the Material Subsidiaries dated within one (1) Business Day (or such earlier or later date as the Underwriters may accept) of the Closing Date;

(o)	evidence satisfactory to CFCC that FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements of the Offering; and

(p)

such other documents as the Underwriters or counsel to the Underwriters may reasonably require; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares and Offered FT Shares shall be satisfactory in form and substance to CFCC and counsel for the Underwriters, acting reasonably.

In the event that the purchase and sale of the Firm Shares does not complete concurrently with the purchase and sale of the Offered FT Shares, then (i) the above conditions and deliveries with respect to the closing of the Firm Shares will be read without reference to the Offered FT Shares (including the required opinions), and (ii) those conditions and deliveries with respect to the Offered FT Shares will apply and be delivered in connection with the closing of the purchase and sale of the Offered FT Shares.

Section 16        Over-Allotment Option

(1)

The Over-Allotment Option, may be exercised by the Underwriters at any time, in whole or in part by delivering notice to the Company not later than 5:00 p.m. on the 30th day after the Closing Date, which notice will specify the number of Additional Shares, as the case may be, to be purchased by the Underwriters and the date (the “Option Closing Date”) and time (the “Option Closing Time”) on and at which such Additional Shares are to be purchased. Such Option Closing Date may be the same as (but not earlier than) the Closing Date and will not be earlier than three Business Days nor later than five Business Days after the date of delivery of such notice (except to the extent a shorter or longer period shall be agreed to by the Company). Subject to the terms of this agreement, upon the Underwriters furnishing this notice, the Underwriters will be committed to purchase, in the respective percentages set forth in Section 22, and the Company will be committed to issue and sell in accordance with and subject to the provisions of this Agreement, the number of Additional Shares indicated in the notice. Additional Shares may be purchased by the Underwriters only for the purpose of satisfying over-allotments made in connection with the Offering.

(2)

In the event that the Over-Allotment Option is exercised in accordance with its terms, the closing of the issuance and sale of that number of Additional Shares in respect of which the Underwriters are exercising the Over-Allotment Option shall take place at the Option Closing Time at the offices of McMillan LLP or at such other place as may be agreed to by the Underwriters and the Company.

(3)

At the Option Closing Time, the Company shall issue to the Underwriters that number of Additional Shares in respect of which the Underwriters are exercising the Over-Allotment Option and deposit with CDS or its nominee, if requested by CFCC, the Additional Shares electronically through the non-certificated inventory system of CDS against payment per Additional Share by wire transfer or certified cheque payable to the Company or as otherwise directed by the Company.

(4)

Upon exercise of the Over-Allotment Option, the number of Flow-Through Shares that may be offered and sold will increase proportionally to such number that will enable Goldcorp to maintain its 12.5% interest in the Company in accordance with the terms of the Goldcorp IROA.

(5)

Concurrently with the deliveries and payment under paragraph (3), the Company shall pay the Underwriting Fee applicable to the Additional Shares and, if applicable, any additional Flow-Through Shares in the manner provided in the tenth paragraph of this letter against delivery of a receipt for that payment.

(6)	The obligation of the Underwriters to make any payment or delivery contemplated by this Section 16 is subject to the conditions set forth in Section 15.

Section 17        Expenses

            The Company will pay all expenses and fees in connection with the Offering and FT Share Private Placement, including, without limitation: (i) all expenses of or incidental to the creation, issue, sale or distribution of the Offered Shares and the filing of the Offering Documents; (ii) the fees and expenses of the Company’s legal counsel; (iii) all costs incurred in connection with the preparation of documentation relating to the Offering and FT Share Private Placement; and (iv) all reasonable out-of-pocket expenses of the Underwriters and (v) all reasonable fees and disbursements of the Underwriters’ legal counsel to a maximum of U.S.$150,000, plus applicable taxes and disbursements ((iv) and (v), collectively, the “Underwriters’ Expenses”). All reasonable fees and expenses incurred by the Underwriters, or on their behalf, shall be payable by the Company immediately upon receiving an invoice therefor from the Underwriters and shall be payable whether or not an offering is completed. At the option of CFCC, such fees and expenses may be deducted from the gross proceeds otherwise payable to the Company on the closing of the Offering. Regardless of whether the transactions contemplated herein are completed or not, the Company will pay the Underwriters’ Expenses, as described in this Section 17.

Section 18        No Advisory or Fiduciary Relationship

            The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the Offering Price, the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favour of the Company with respect to the Offering, the FT Share Private Placement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

Section 19        Notices

            Any notice to be given hereunder shall be in writing and may be given by facsimile or by hand delivery and shall, in the case of notice to the Company, be addressed and faxed or delivered to:

Auryn Resources Inc.
600-1199 West Hastings Street
Vancouver, British Columbia
V6E 3T5

Attention:	Shawn Wallace
Facsimile:	(778) 729-0650

with a copy to (such copy not to constitute notice):

McMillan LLP
Royal Centre, 1055 W. Georgia Street, Suite 1500
PO Box 11117
Vancouver, BC V6E 4N7

Attention:	Michael Taylor and Barbara Collins
Facsimile:	(604) 685-7084

and in the case of the Underwriters and CF US, c/o CFCC, addressed and faxed or delivered to:

Cantor Fitzgerald Canada Corporation
181 University Avenue, Suite 1500
Toronto, Ontario M5H 3M7

Attention:	Christopher Craib and Graham Moylan
Facsimile:	(416) 350-2985

and

Cantor Fitzgerald & Co.
110 East 59th Street
New York, NY 10022

Attention:	Legal Department
Facsimile:	(212) 829-4708

with a copy to (such copy not to constitute notice):

Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, Ontario M5L 1B9

Attention:	Ivan Grbesic and Steven Bennett
Facsimile:	(416) 947-0866

and

Cooley LLP
1114 Avenue of the Americas
New York, NY 10036

Attention:	Daniel I. Goldberg, Esq.
Facsimile:	(212) 479-6275

The Company and the Underwriters may change their respective addresses for notice by notice given in the manner referred to above.

Section 20        Actions on Behalf of the Underwriters

            All steps which must or may be taken by the Underwriters in connection with this Agreement, with the exception of the matters contemplated by Section 9, Section 12 and Section 13, shall be taken by CFCC on the Underwriters’ behalf and the execution of the Agreement by the Underwriters shall constitute the Company’s authority for accepting notification of any such steps from, and for giving notice to, and for delivering any definitive certificate(s) representing the Offered Shares to, or to the order of, CFCC.

Section 21        Survival

            The representations, warranties, obligations and agreements of the Company and of the Underwriters contained herein or delivered pursuant to this Agreement shall survive the purchase by the Underwriters of the Offered Shares and the distribution of the Offered FT Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Underwriters of the Offered Shares and the distribution of the Offered FT Shares and the Underwriters shall be entitled to rely on the representations and warranties of the Company contained in or delivered pursuant to this Agreement notwithstanding any investigation which the Underwriters may undertake or which may be undertaken on the Underwriters’ behalf.

Section 22        Underwriters’ Obligations

(1)

Subject to the terms of this Agreement, the Underwriters’ obligations under this Agreement to purchase the Offered Shares shall be several and not joint and several and the liability of each of the Underwriters to purchase the Offered Shares shall be limited to the following percentages of the purchase price paid for the Offered Shares:

Cantor Fitzgerald Canada Corporation	60.0%
PI Financial Corp.	15.0%
Canaccord Genuity Corp.	10.0%
Echelon Wealth Partners Inc.	5.0%
Haywood Securities Inc.	5.0%

Roth Capital Partners, LLC	5.0%
100%

(2)

If any of the Underwriters fails to purchase its applicable percentage of the Offered Shares at the Closing Time or the Option Closing Time, as the case may be, (a “Defaulting Underwriter”) and the percentage of Offered Shares that have not been purchased by the Defaulting Underwriter represents 10% or less of the Offered Shares then the other Underwriters will be severally, and not jointly and severally, obligated to purchase, on a pro rata basis to their respective percentages as aforesaid, all but not less than all of the Offered Shares not purchased by the Defaulting Underwriter, and to receive the Defaulting Underwriter’s portion of the Underwriting Fee in respect thereof, and such non- defaulting Underwriters shall have the right, by notice to the Company, to postpone the Closing Date or Option Closing Date, as the case may be, by not more than three Business Days to effect such purchase. In the event that the percentage of Offered Shares that have not been purchased by a Defaulting Underwriter represents more than 10% of the aggregate Offered Shares, the other Underwriters will have the right, but will not be obligated, to purchase all of the percentage of the Offered Shares which would otherwise have been purchased by the Defaulting Underwriter; the Underwriters exercising such right will purchase such Offered Shares, if applicable, pro rata to their respective percentages aforesaid or in such other proportions as they may otherwise agree. In the event that such right is not exercised, the non-defaulting Underwriters shall be relieved of all obligations to the Company arising from such default. Nothing in this section shall oblige the Company to sell to the Underwriters less than all of the Offered Shares or relieve from liability to the Company any Underwriter which shall be so in default.

Section 23        Market Stabilization

            In connection with the distribution of the Offered Shares, the Underwriters (or any of them) may effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market, but in each case as permitted by Applicable Securities Laws. Such stabilizing transactions, if any, may be discontinued by the Underwriters at any time.

Section 24        Entire Agreement

            Any and all previous agreements with respect to the purchase and sale of the Offered Shares, whether written or oral, are terminated and this Agreement constitutes the entire agreement between the Company and the Underwriters with respect to the purchase and sale of the Offered Shares.

Section 25        Governing Law

            This Agreement shall be governed by and construed in accordance with the laws in force in the province of British Columbia and the federal laws of Canada applicable therein.

Section 26        Time of the Essence

            Time shall be of the essence of this Agreement. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

[Remainder of page intentionally blank. Signature page follows.]

            If the foregoing is in accordance with your understanding and is agreed to by you, will you please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and returning the same to us.

Yours very truly,

CANTOR FITZGERALD CANADA CORPORATION

By:	(Signed) “Christopher Craib”
Name: Christopher Craib
Title: President and Chief Financial
Officer

PI FINANCIAL CORP.

By:	(Signed) “Tim Graham”
Name: Tim Graham
Title: Director

CANACCORD GENUITY CORP.

By:	(Signed) “Gunnar Eggertson”
Name: Gunnar Eggertson
Title: Managing Director, Head of
Mining (Canada)

ECHELON WEALTH PARTNERS INC.

By:	(Signed) “Tom Panoulias”
Name: Tom Panoulias
Title: Managing Director

HAYWOOD SECURITIES INC.

By:	(Signed) “Kevin Campbell”
Name: Kevin Campbell
Title: Managing Director

ROTH CAPITAL PARTNERS, LLC

By:	(Signed) “Aaron M. Gurewitz”
Name: Aaron M. Gurewitz
Title: Head of Equity Capital Markets

            Acknowledged by CF US solely for the purpose of receiving the benefit of Section 7 of this Agreement.

CANTOR FITZGERALD & CO.

By:	(Signed) “Shawn Matthews”
Name: Shawn Matthews
Title: President

            The foregoing is in accordance with our understanding and is accepted by us.

AURYN RESOURCES INC.

By:	(Signed) “Shawn Wallace”
Name: Shawn Wallace
Title: President and Chief Executive
Officer

SCHEDULE “A”
MATERIAL SUBSIDIARIES

Name	Jurisdiction of Incorporation
North Country Gold Corp.	British Columbia, Canada
Homestake Resource Corporation	British Columbia, Canada
Corisur Peru S.A.C	Peru

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SCHEDULE “B”
MATTERS TO BE ADDRESSED IN THE COMPANY’S CANADIAN COUNSEL OPINION

(a)

the Company is a “reporting issuer”, or its equivalent, in each of the Qualifying Jurisdictions and it is not listed as in default of any requirement of the Applicable Securities Laws in any of the Qualifying Jurisdictions;

(b)	the Company is a corporation incorporated and validly existing under the Business Corporations Act (British Columbia);

(c)

the Company has all necessary corporate power and capacity to carry on its business as now conducted and to own, lease and operate its property and assets and the Company has the requisite corporate power and capacity to execute and deliver this Agreement and the Private Placement Subscription Agreement and to carry out the transactions contemplated hereby;

(d)	the Company has all necessary corporate power and capacity: (i) to issue and sell the Firm Shares, the Flow-Through Shares and the Additional Shares; and (ii) to grant the Over-Allotment Option;

(e)	the authorized and issued capital of the Company;

(f)

the statements in the Registration Statement under “Part II – Information Not Required to be Delivered to Offerees or Purchasers – Indemnification” insofar as such statements summarize legal matters or documents discussed therein, are fair summaries of such legal matters or documents in all material respects.

(g)	the attributes attaching to the Offered Shares are consistent and conform with the description under “Description of the Common Shares” in the Canadian Final Prospectus;

(h)

all necessary corporate action having been taken by Company to authorize the execution and delivery of this Agreement and the Private Placement Subscription Agreement and the performance by the Company of its obligations hereunder and to authorize the issuance, sale and delivery of the Firm Shares, the Flow-Through Shares and the Additional Shares and the grant of the Over-Allotment Option;

(i)

the Offered Shares have been and, upon exercise of the Over-Allotment Option in accordance with its terms, the Additional Shares will be duly allotted and validly issued as fully-paid and non-assessable Common Shares in the capital of the Company upon full payment therefor and the issue thereof;

(j)

the form and terms of the definitive certificate representing the Offered Shares and Offered FT Shares have been approved by the directors of the Company and comply in all material respects with the Business Corporations Act (British Columbia), the articles of the Company and the rules, policies and by-laws of the TSX;

(k)

if applicable, the delivery of the Offered Shares and Offered FT Shares in electronic form does not conflict with the Business Corporations Act (British Columbia) or the articles of the Company and the rules, policies and by-laws of the TSX;

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(l)

all necessary corporate action has been taken by the Company to authorize the execution and delivery of each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus, any Supplementary Material and any Marketing Documents and the filing thereof with the Commissions;

(m)

this Agreement and the Private Placement Subscription Agreement have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to customary limitations and qualifications including, but not limited to, bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to the qualification that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution set out in this Agreement and the Private Placement Subscription Agreement, may be limited by applicable law;

(n)

the execution and delivery of this Agreement and the Private Placement Subscription Agreement, the fulfillment of the terms thereof by the Company, the offering, issuance, sale and delivery of the Firm Shares, the Flow-Through Shares, Additional Shares, and the grant of the Over-Allotment Option do not and will not conflict with any of the terms, conditions or provisions of the articles of the Company, any resolutions of the shareholders or directors (or any committee thereof) of the Company or any applicable corporate or securities laws of British Columbia or federal laws applicable therein;

(o)

Computershare Investor Services Inc. is the duly appointed registrar and transfer agent for the Common Shares of the Company and Computershare Trust Company, N.A. is the duly appointed co transfer agent for the Common Shares in the United States;

(p)

all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority in each Qualifying Jurisdiction have been obtained to qualify the distribution of the Offered Shares in each of the Qualifying Jurisdictions through persons who are registered under Applicable Securities Laws and who have complied with the relevant provisions of such applicable laws;

(q)	subject only to the Standard Listing Conditions, the Offered Shares have been conditionally listed or approved for listing on the TSX;

(r)	as to the accuracy of the statements under the headings “Eligibility For Investment” and “Certain Canadian Federal Income Tax Considerations” and in the Canadian Final Prospectus;

(s)

except as a result of any agreement, arrangement, undertaking or understanding to which the Company is not a party and of which it has no knowledge, and in reliance on an applicable officer’s certificate delivered in support thereof, upon issuance, the Flow-Through Shares will be “flow-through shares” as defined in subsection 66(15) of the Tax Act and not “prescribed shares” within the meaning of section 6202.1 of the regulations to the Tax Act;

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(t)

provided that the expenditures to be renounced in respect of the Flow-Through Shares are incurred in the manner as covenanted and referenced in the Subscription Agreements and in any applicable officer’s certificate delivered in support thereof, such expenditures renounced will be CEE and Flow-Through Mining Expenditures; and

(u)	as to the accuracy of the statements under the headings “Eligibility For Investment” and “Certain Canadian Federal Income Tax Considerations” and in the Canadian Final Prospectus.

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SCHEDULE “C”
FORM OF OPINION TO BE PROVIDED BY COMPANY’S U.S. COUNSEL

1.

Neither the execution and delivery by the Company of the Agreement and the Private Placement Agreement nor the consummation by the Company of the issuance and sale of the Offered Shares and Offered FT Shares contemplated thereby (i) violates or will result in the breach of any U.S. Securities Laws, or (ii) requires the consent, approval, order or authorization of, or any filing, qualification or registration with, any governmental authority under any U.S. Securities Laws, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

2.

The Company is not currently, and solely after giving effect to the offering and sale of the Offered Shares and Offered FT Shares and the application of the proceeds thereof as described in the U.S. Final Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

3.

To our knowledge, no person has the right to require registration of any common shares or any other securities of the Company under the U.S. Securities Act resulting from the filing or effectiveness of the Registration Statement or otherwise.

Such counsel shall also state in a separate letter as follows:

Pursuant to Rule 467(a) under the U.S. Securities Act, the Registration Statement became effective upon the filing of Amendment No. 2 thereto with the SEC on ______, 2018. To our knowledge, based solely upon our review of the SEC’s website, no stop order suspending the effectiveness of the Registration Statement has been issued. According to the SEC’s EDGAR database, the Form F-X was filed with the SEC prior to the effectiveness of the Registration Statement.

On the basis of the customary assumptions and qualifications set forth in the letter,

(i)          the Registration Statement, at the time it became effective, and the U.S. Final Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act and the rules and regulations thereunder (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom),

(ii)         the Form F-X, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act and the rules and regulations thereunder applicable to such form, and

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(iii)        no facts have come to our attention that have caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the U.S. Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial and statistical information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal control over financial reporting, information derived from the reports or attributed to (x) the persons named in the U.S. Prospectus under the heading “Interests of Experts”, included or incorporated by reference therein, and (y) the Company’s independent engineering and technical experts, information include in or derived from the reports of the independent registered public accounting firms incorporated by reference into the U.S. Prospectus, or the statements contained in the exhibits to the Registration Statement (other than the statements contained in the Incorporated Documents (as defined in the letter), which Incorporated Documents are themselves required to be filed as exhibits to the Registration Statement pursuant to paragraph (4) of Part II of Form F-10 under the U.S. Securities Act and the MJDS (as defined in the letter))).

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SCHEDULE “D”
FORM OF OPINION TO BE PROVIDED BY COMPANY’S U.S. TAX COUNSEL

1.

Although the discussion set forth in the U.S. Final Prospectus under the heading “Certain Material United States Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax considerations relevant to the ownership and disposition of the Offered Shares, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax considerations relevant to the ownership and disposition of the Offered Shares.

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SCHEDULE “E”
FORM OF LOCK-UP AGREEMENT

__________________, 2018

To:	Cantor Fitzgerald Canada Corporation
(the “Lead Underwriter”)

Re:	Auryn Resources Inc. – Lock-up Agreement

            The undersigned understands that this lock-up agreement (the “Lock-Up Agreement”) is being delivered to you in connection with the Underwriting Agreement dated March 13, 2018 (the “Underwriting Agreement”) entered into by Auryn Resources Inc. (the “Company”) and the Underwriters (as defined in the Underwriting Agreement), with respect to the public offering (the “Offering”) of common shares of the Company (the “Common Shares”).

            In consideration of the benefit that the Offering will confer upon the undersigned as a [director and/or officer] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, in respect of Common Shares owned directly or indirectly by the undersigned, or under control or direction of the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (collectively, the “Locked-Up Securities”), during the period beginning from the date hereof and ending on the day that is ninety (90) days following the date of the closing of the Offering (the “LockUp Period”), the undersigned will not, without the prior written consent of the Lead Underwriter, which consent shall not unreasonably be delayed, conditioned or withheld, (i) issue, offer, sell (including, without limitation, any short sale), contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of or transfer, directly or indirectly, or establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) promulgated thereunder (the “Exchange Act”), with respect to, any Locked-Up Securities, or any securities convertible into or exchangeable or exercisable for, or warrants or other rights to purchase, the foregoing, (ii) except as permitted in the Underwriting Agreement cause to become effective a registration statement under the United States Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder (the “Securities Act”), or to file a prospectus in Canada, relating to the offer and sale of any Locked-Up Securities or securities convertible into or exercisable or exchangeable for Locked-Up Securities or other rights to purchase Locked-Up Securities or any other securities of the Company that are substantially similar to the Locked-Up Securities, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Locked-Up Securities or any other securities of the Company that are substantially similar to the Locked-Up Securities, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii).

1

            The foregoing paragraph shall not apply to (A) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the spouse, any lineal descendent, father, mother, brother or sister of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (B) tenders pursuant to a bona fide third party take-over bid made to all holders of Common Shares of the Company or similar acquisition transaction provided that in the event that the take-over bid or acquisition transaction is not completed, any Locked-Up Securities shall remain subject to the restrictions contained in this Lock-Up Agreement, (C) any dispositions pursuant to any pre-existing 10b5-1 plans, (D) any dispositions required to pay the exercise price of any stock options issued or outstanding under the Company’s equity incentive compensation plans, (E) any dispositions required for tax withholdings in connection with the exercise or vesting of any stock options or restricted stock units issued or outstanding under the Company’s equity incentive compensation plans, (F) by testate succession or intestate succession, (G) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, or (H) if acquired by the undersigned in open market transactions after the Offering.

            In addition, the undersigned hereby waives any and all pre-emptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities in connection with the Offering.

            The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

            The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward the consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors, and assigns, and shall enure to the benefit of the Company, the Underwriters and their legal representatives, successors and assigns.

            The obligations of the undersigned pursuant to this Lock-Up Agreement may be waived in writing in whole or in part by the Lead Underwriter in its sole discretion.

            This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

Yours very truly,

Witness	Name

2

Number of Common Shares subject to
this Lock-Up Agreement

Acknowledged and agreed as of the date first written above.

CANTOR FITZGERALD CANADA CORPORATION

By:
Name:
Title:

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